UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.        )

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Sonoco Products Company

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SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

March 9, 2012

To Our Shareholders:

You are cordially invited to attend our Annual Shareholders’ Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 18, 2012, at 11:00 a.m. (Eastern time).

We have enclosed a Notice of 2012 Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company’s progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

We have also enclosed a copy of our 2011 Annual Report, which reviews the Company’s events of the past year, and discusses strategy and the outlook for the future (or we delivered one copy of the Annual Report for all shareholders at your address).

We hope that you will come to the 2012 Annual Meeting of Shareholders in person; however, even if you plan to attend, we strongly encourage you to complete the enclosed proxy card or brokers’ voting instruction form and return it in the enclosed business reply envelope. If you are a shareholder of record, you can also vote by telephone (if you live in the United States) or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

Harris E. DeLoach, Jr.

Chairman & Chief Executive Officer

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. (Eastern time) on Wednesday, April 18, 2012

PLACE	The Center Theater, 212 North Fifth Street, Hartsville, South Carolina

PURPOSES	(1)	To elect five members of the Board of Directors;

(2)	To ratify the selection of independent registered public accounting firm;

(3)	To vote on an advisory resolution to approve executive compensation;

(4)	To approve the 2012 Long-Term Incentive Plan; and

(5)	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	You may vote only if you were a shareholder of record at the close of business on February 17, 2012.

ANNUAL REPORT	We have enclosed a copy of the 2011 Annual Report or we have delivered a single copy of the Annual Report for all shareholders at your address. The Annual Report is not part of the proxy soliciting material.

PROXY VOTING	It is important that your shares be represented and voted at the meeting.

If you hold your shares in your own name as a record shareholder, please vote in one of these three ways:

(1)	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States;

(2)	VISIT THE WEB SITE shown on your proxy card and vote via the Internet; or

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

If your shares are held in street name by a broker, bank, or other nominee, please follow the instructions that entity sent to you with these proxy materials to have your shares voted at the Annual Meeting.

By order of the Board of Directors,

Ritchie L. Bond

Secretary

March 9, 2012

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET

HARTSVILLE, SOUTH CAROLINA 29550 USA

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, April 18, 2012, at 11:00 a.m. (Eastern time) at The Center Theater, 212 North Fifth Street, Hartsville, SC, and at any adjournment or postponement of the meeting. The terms “we,” “our,” “us,” “Sonoco,” and “the Company” all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 16, 2012.

Who May Vote

You will only be entitled to vote at the Annual Meeting if our records show that you were a record shareholder on February 17, 2012. At the close of business on February 17, 2012, a total of 100,538,403 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to Vote Shares Held Directly

If you hold your shares in your own name as a record shareholder, you may vote by proxy or in person at the meeting. To vote by proxy you may select one of the following options: telephone, Internet, or mail.

Vote by Telephone:

You may vote by telephone (if you live in the United States) using the toll-free number shown on your proxy card. You must have a touch-tone telephone to use this option. Telephone voting is available 24 hours a day, seven days a week. Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please DO NOT return your proxy card.

Vote through the Internet:

You may vote through the Internet. The Web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote through the Internet, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, please DO NOT return your proxy card.

Vote by Mail:

If you choose to vote by mail, please mark the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Actions of the Proxy Agents

If you are a record shareholder and you indicate your voting choices, your shares will be voted according to your instructions. If you fail to give voting instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors, FOR ratification of the selection of PricewaterhouseCoopers, LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending

December 31, 2012, FOR the advisory (non-binding) resolution to approve executive compensation, and FOR approval of the 2012 Long-Term Incentive Plan. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board of Directors does not know of any other such matters.

How to Vote Shares Held in Street Name by a Broker, Bank, or Other Nominee

If your shares are held in street name by a broker, bank, or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank, or other nominee. Please refer to the voting instructions provided by your account manager. Your broker or other nominee is not permitted to vote your shares on election of directors unless you provide voting instructions. Brokers also do not have discretionary authority to vote on the advisory (non-binding) resolution to approve executive compensation, or on the approval of the 2012 Long-Term Incentive Plan, unless you provide voting instructions. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish it to vote.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you wish to vote at the meeting and your shares are held in street name by a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record prior to the meeting.

If you wish to attend the meeting in person, you may obtain directions to our office at our Web site: www.sonoco.com. The site of the Annual Meeting is only a short distance from the Sonoco office, and directions from the office to the annual meeting site may be obtained at the reception desk.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a record shareholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting;

•	by delivering to the Secretary of the Company, 1 North Second Street, Hartsville, SC 29550 USA, written instructions revoking your proxy; or

•	by delivering to the Secretary an executed proxy bearing a later date.

Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.

If your shares are held in street name by a broker, bank, or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker or other nominee who holds your shares.

How Votes Will Be Counted

The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote (a “quorum”) is represented at the meeting. If you have submitted valid proxy instructions or are a record shareholder and attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. “Broker non-votes” also count in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank, or nominee who holds shares in street name for a beneficial owner attends the meeting in person or by proxy but chooses not to vote on a particular proposal, or does not have discretionary voting power for that proposal, and has not received voting instructions from the beneficial owner.

Brokers do not have discretionary authority to vote on director elections. Therefore, if you return a broker voting instruction form but do not indicate how you want your broker to vote on election of directors, a broker non-vote will occur with respect to the election. Brokers also do not have discretionary authority to vote on the advisory (non-binding) resolution to approve executive compensation or to approve the 2012 Long-Term Incentive Plan. Therefore, if you return a broker voting instruction form but do not indicate how you want your broker to vote on these matters, a broker non-vote will occur with respect to them. Brokers do, however, continue to have discretionary authority to vote on ratification of independent auditors, and may do so when you have not provided instructions on that matter.

If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. “Plurality” means that, if there were more nominees than positions to be filled, the persons who received the largest number of votes would be elected. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes that are withheld or that are not voted in the election of directors (including broker non-votes) will have no effect on the outcome of the election. Cumulative voting is not permitted.

The vote on the advisory resolution to approve executive compensation is non-binding on us and our Board of Directors. Marking the proxy card or your broker voting instructions “FOR” indicates support for the resolution; marking the proxy card or your broker voting instructions “AGAINST” indicates lack of support for the resolution. You may abstain by marking the “ABSTAIN” box on the proxy card or your broker voting instructions.

Approval of the proposal to adopt the 2012 Long-Term Incentive Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. With respect to shares that are present and entitled to vote, any votes that are withheld or any shares that are not voted for adoption of the plan will have the effect of votes against the plan.

Any other matter, including ratification of the selection of PwC as our independent registered public accounting firm, that may be brought before the meeting will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, fax, email, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors of the Company at twelve. At our Annual Meeting, five directors will be elected. Dr. P.L. Davies and Messrs. H.E. DeLoach, Jr., E.H. Lawton, III, and J.E. Linville have been nominated to hold office for the next three years, their terms expiring at the Annual Shareholders’ Meeting in 2015, or when their successors are duly elected and qualify to serve. Mr. J.R. Haley has been nominated to hold office for the next year, his term expiring at the Annual Shareholders’ Meeting in 2013, or when his successor is duly elected and qualifies to serve. Mr. Haley was elected by the Board of Directors in July, 2011, and has not been previously elected by shareholders. He was recommended for election to the Board by our Chief Executive Officer. The proxy agents intend to vote FOR the election of the five persons named above unless you withhold authority to vote for any or all of the nominees. The Board of Directors recommends that you vote FOR each nominee.

Name, Age, Principal Occupation and Directorships in Public Corporations during the Last Five Years	Director Since
DR. PAMELA L. DAVIES (55). Dr. Davies has been President of Queens University of Charlotte (institution of higher learning), Charlotte, NC, since 2002. Prior to that she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. Dr. Davies was Professor of Management and Dean of the LeBow College of Business at Drexel University from 1997 to 2000. She is currently a director of Family Dollar Stores, Inc., and was previously a director of Charming Shoppes from 1998 to 2009 and C&D Technologies, Inc. from 1998 to 2010.	2004

HARRIS E. DeLOACH, JR. (67). Mr. DeLoach has been our Chairman since 2005 and our Chief Executive Officer since 2000. He was our President from July 2000 to December 2010, Chief Operating Officer from April 2000 to July 2000, Senior Executive Vice President from 1999 to 2000, Executive Vice President from 1996 to 1999, Group Vice President from 1993 to 1996, Vice President – Film, Plastics and Special Products from February 1993 to October 1993, Vice President – High Density Film Products division from 1990 to 1993, and Vice President – Administration and General Counsel from 1986 to 1990. Mr. DeLoach is currently a director of Goodrich Corporation and Progress Energy, Inc.	1998

JOHN R. HALEY (50). Mr. Haley has served as Chief Executive Officer of Gosiger, Inc., (a privately owned distributor of computer-controlled machine tools and factory automation systems) Dayton, OH, since 2010. Prior to his current role, he served as a Gosiger managing partner from 2001 to 2010, and as a Division Vice President from 1992 to 2001. Mr. Haley is currently a director of Ultra-met Carbide Technologies and the Gosiger Foundation. He also serves on the board of trustees at the University of Dayton. Mr. Haley is the brother-in-law of R.H. Coker, who is an executive officer of the Company.	2011

EDGAR H. LAWTON, III (51). Mr. Lawton has been President and Treasurer of Hartsville Oil Mill (vegetable oil processor), Darlington, SC, since 2000, and he has been a director of Hartsville Oil Mill since 1991. Mr. Lawton was Vice President of Hartsville Oil Mill from 1991 to 2000.	2001

Name, Age, Principal Occupation and Directorships in Public Corporations during the Last Five Years	Director Since
JOHN E. LINVILLE (66). Mr. Linville has been an attorney in private practice in New York, NY, since 2004. Prior to that he had been Counsel with Manatt, Phelps & Phillips, LLP from January 2003 to 2004. He joined the firm through its merger with his prior firm – Kalkines, Arky, Zall & Bernstein, LLP (“KAZB”). Mr. Linville joined KAZB in 1990 after having been General Counsel and then Acting President of the New York City Health & Hospitals Corporation.	2004

INFORMATION CONCERNING DIRECTORS WHOSE TERMS CONTINUE

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2013 are:

Name, Age, Principal Occupation and Directorships in Public Corporations during the Last Five Years	Director Since
JOHN H. MULLIN, III (70). Mr. Mullin has been Chairman of Ridgeway Farm LLC (privately held timber and farming business), Brookneal, VA, since 1989. He was associated with Dillon, Read & Co. Inc. (investment bank) from 1969 to 1989, last serving as Managing Director. Mr. Mullin is currently a director of Progress Energy, Inc. and Hess Corporation.	2002

PHILIPPE R. ROLLIER (69). Mr. Rollier retired as President and Chief Executive Officer of Lafarge North America (construction materials group), Herndon, VA, in December, 2006, having served in that position since 2001. He spent his entire career with Lafarge Group progressing through numerous positions before assuming the above mentioned responsibilities. He is currently a director of Mersen (formerly Carbone Lorraine), and was previously a director of Monier, S.A. from 2007 to 2008, Sperian Protection from 2007 to 2010, and Moria, S.A. from 1992 to 2011.	2007

THOMAS E. WHIDDON (59). Mr. Whiddon has been an Advisory Director of Berkshire Partners, LLC (a Boston-based private equity firm) since October 2005, and in this role has served various Berkshire portfolio companies in an executive capacity on an interim basis. He was Executive Vice President – Logistics and Technology of Lowe’s Companies, Inc. from 2000 until he retired in 2003 and was previously their Executive Vice President and Chief Financial Officer from 1996 to 2000. Mr. Whiddon is currently a director of Carter’s Inc. and Dollar Tree Stores, Inc.	2001

Members of the Board of Directors whose terms of office will continue until our Annual Shareholders’ Meeting in 2014 are:

Name, Age, Principal Occupation and Directorships in Public Corporations during the Last Five Years	Director Since
JAMES L. COKER (71). (1) Mr. Coker is retired. He was President of JLC Enterprises (private investments), Stonington, CT, from 1979 to 2007. He was Secretary of the Company from 1969 to 1995, and was President of Sonoco Limited, Canada, from 1972 to 1979.	1969

JAMES M. MICALI (64). Mr. Micali has been Senior Advisor to, and limited partner of, Azalea Fund III of Azalea Capital LLC (private equity firm) in Greenville, SC, since 2008. He served as “Of Counsel” with Ogletree Deakins LLC (law firm) in Greenville, SC, from 2008 to 2011. He retired as Chairman and President of Michelin North America, Inc., Greenville, SC, in August 2008. He had held those positions since 1996. Following his retirement, Mr. Micali served as a consultant to Michelin through September, 2009. Mr. Micali is currently a director of SCANA Corporation and American Tire Distributors Holding, Inc. He was previously a director of Ritchie Bros. Auctioneers, Incorporated, from 2008 to February 2012, and Lafarge North America from 2003 to 2007.	2003

LLOYD W. NEWTON (69). General Newton was Executive Vice President of the Pratt & Whitney Military Engines business unit (developer and manufacturer of engines for military and commercial aircraft), E. Hartford, CT (a part of United Technologies Corporation), from 2000 until his retirement in 2006. General Newton retired as a four-star general of the U.S. Air Force in 2000 after a distinguished 34-year military career. At the time of his retirement from the Air Force, General Newton was Commander, Air Education and Training Command — a 13-base, 57,000 personnel assignment. He is currently a director of Goodrich Corporation and Torchmark Corporation.	2008

MARC D. OKEN (65). Mr. Oken has been Managing Partner of Falfurrias Capital Partners (a private equity firm), Charlotte, NC, since 2006. He held executive officer positions (most recently as Chief Financial Officer) at Bank of America Corporation from 1989 until he retired in January 2006. Prior to joining Bank of America, he was a partner at Price Waterhouse LLP, serving there for 13 years. From 1981 to 1983, Mr. Oken was a Fellow with the Securities and Exchange Commission. He is currently a director of Marsh & McLennan Companies, Inc., and was previously a director of Star Scientific, Inc. from 2005 to 2009.	2006

(1)	Although his term does not expire until 2014, pursuant to our Bylaws, Mr. Coker will be automatically retired upon reaching his 72nd birthday on February 19, 2013.

ADDITIONAL INFORMATION ABOUT EXPERIENCE AND QUALIFICATIONS OF DIRECTORS AND NOMINEES

Our current directors have a wide range of specific employment and other leadership experiences, knowledge and skills that qualify them for service on our Board and its Committees. Many of our directors also serve on the boards of other public companies, which provides them experience with governance, legal, and regulatory issues facing public companies in general, and with alternative approaches to those issues. Most of our directors are also active on the boards of non-profit organizations.

In addition to the background information described in their biographies, their individual qualifications are highlighted below:

Mr. James L. Coker, a former Company executive who held the positions of President of Sonoco Canada and Corporate Secretary and with over forty years’ service on our Board, brings knowledge of our international operations, and understanding of the packaging business, our products and our operations, as well as financial expertise.

Dr. Pamela L. Davies, as President of Queens University of Charlotte and the former Dean of the McColl School of Business, brings financial and strategic planning expertise, broad leadership ability, a global perspective, and a strong business academic viewpoint, as well as relevant experience on other public boards.

Mr. Harris E. DeLoach, Jr., as our Chairman and Chief Executive Officer, has 26 years of significant leadership experience with our Company and has extensive knowledge and understanding of our business, our people, our customers and our shareholders. As a former practicing attorney and a board member of two other public companies, he also brings in-depth legal and board governance experience.

Mr. John R. Haley’s current position as Chief Executive Officer of Gosiger, Inc., as well as his previous management roles in that organization, have provided him extensive leadership experience in the manufacturing sector. His related experience in corporate finance also provides a valuable resource for our Board.

Mr. Edgar H. Lawton, III, as President of Hartsville Oil Mill, brings knowledge of global commodity markets and customers, as well as financial acumen. His operations knowledge includes expertise in managing environmental issues. He is very helpful to us as a local business owner in the same geographic area as our global headquarters.

Mr. John E. Linville is an attorney and has been a partner in two New York City law firms. He has also served as General Counsel and Acting President of the New York City Health & Hospitals Corporation, the organization that operates New York City’s public hospitals. This experience provided him with legal and financial expertise as well as leadership skills from the perspective of a large organization. As Chair of the Employee and Public Responsibility Committee, his background provides our Board with useful insights on a range of policy issues.

Mr. James M. Micali, formerly “Of Counsel” to Ogletree Deakins LLC law firm and formerly Chairman and President of Michelin North America, Inc., has highly relevant leadership and operating experience in a large manufacturing company with global reach. His international perspective, corporate governance experience as a director of other public companies, and legal expertise are also very valuable to us as a Board member.

Mr. John H. Mullin, III, currently Chairman of Ridgeway Farm LLC (Brookneal, VA), and former managing director for Dillon, Read & Co., is also the lead director for Progress Energy, Inc. and a board member for Hess Corporation. He brings in-depth knowledge of finance and financial markets, merger and acquisition expertise, and broad leadership experience. He also has relevant experience with board governance.

General Lloyd W. Newton, formerly an Executive Vice President with Pratt & Whitney Military Engines (a business unit of United Technologies Corporation) and a retired four-star general in the U.S. Air Force, brings a wealth of leadership and management experience, human resource skills, and knowledge of technology, as well as a global perspective. He also serves on the boards of two other public companies.

Mr. Marc D. Oken, currently Managing Partner of Falfurrias Capital Partners and retired Chief Financial Officer of Bank of America Corporation, and a former partner with Price Waterhouse LLP, has in-depth financial experience, banking perspective, and mergers and acquisition background, as well as senior leadership experience. Because of his accounting and banking background, Mr. Oken has been named Chair of the Audit Committee, as well as Audit Committee Financial Expert. Mr. Oken also serves as Chair of the Audit Committee for the Marsh & McLennan Companies, Inc.

Mr. Philippe R. Rollier, as retired President and Chief Executive Officer of Lafarge North America, a global building products company, brings knowledge of global markets, experience as a public company chief executive officer, broad leadership capability, and strong operational background and expertise. His perceptions on international business issues are particularly valuable to our Board. Mr. Rollier has served on the boards of other public companies with involvement on both audit and strategic committees.

Mr. Thomas E. Whiddon, as Advisory Director of Berkshire Partners, LLC, and as retired Executive Vice President — Logistics and Technology and Chief Financial Officer with Lowe’s Companies Inc., brings general management, information technology and logistics expertise, and strong financial acumen, as well as experience with retail end markets. Mr. Whiddon also serves on two additional public boards that provide him with corporate governance expertise and background.

CORPORATE GOVERNANCE

Director Independence Policies

Our listing agreement with the New York Stock Exchange requires that at least a majority of the members of our Board of Directors be independent. Under the Exchange’s standards, “independent” means that a director has been determined by the Board to have no material relationship with us (either directly, or indirectly through an immediate family member or as a partner, shareholder or officer of an organization that has a relationship with us). To assist us in making these determinations we have adopted the following guidelines, which are also the guidelines set forth in the New York Stock Exchange Listing Standards. These guidelines are set forth in our Corporate Governance Guidelines, which are available on our Web site at www.sonoco.com.

A director will not be considered independent if:

•	The director is, or in the past three years has been, our employee, or has an immediate family member who is, or in the past three years has been, one of our executive officers;

•

The director has received, or has an immediate family member (other than an immediate family member who is a non-executive employee) who has received, during any twelve-month period within the past three years, more than $120,000 in direct compensation from us (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	The director or an immediate family member is a current partner of a firm that is our internal or external auditor or the director is a current employee of such a firm;

•	The director has an immediate family member who is a current employee of a firm that is our internal or external auditor and who personally works on Sonoco’s audit;

•	The director or an immediate family member was within the last three years a partner or employee of our internal or external audit firm and personally worked on our audit within that time;

•

The director or an immediate family member is, or in the past three years has been, an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•

The director is a current employee of, or has an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

Being a current employee of, or having an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Based on these criteria, our Board of Directors has determined that the following directors, who constitute a majority of the Board, are independent: J.L. Coker, P.L. Davies, E.H. Lawton, III, J.E. Linville, J.M. Micali, J.H. Mullin, III, L.W. Newton, M.D. Oken, P.R. Rollier, and T.E. Whiddon. C.C. Fort, who resigned from the Board of Directors on June 25, 2011, was also independent.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our directors, officers, and employees. Copies of these Governance Guidelines and the Code of Business Conduct are available through our Web site at www.sonoco.com. Printed versions are available to our shareholders on request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA, or through email to CorporateSecretary@sonoco.com.

Leadership Structure

The Board has a case-by-case philosophy on the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and recognizes that there are various circumstances that weigh in favor of or against both combination and separation of these offices. In fact, within the last decade we have employed both structures — combined offices and separate offices. The Board believes it is in the best interests of Sonoco for the Board to make such a determination in light of current circumstances when it considers the selection of a new Chief Executive Officer or at such other time as is appropriate.

Harris E. DeLoach, Jr., who has nearly twenty-seven years of operations, management, administrative, and legal experience with our Company, has served as our Chief Executive Officer since 2000 and Chairman of the Board since 2005. Upon retirement of the former Chairman of the Board in 2005, the Board determined that, in light of his extensive knowledge of, and experience with, all aspects of our Company’s business, people, customers and shareholders, it made sense to combine the Chairman and Chief Executive Officer roles under Mr. DeLoach. His successful five-year experience as Chief Executive Officer, coupled with his extensive experience in the Company and on our Board, made combining the roles the best leadership structure for us.

During 2011, the Board consisted of twelve directors, at least ten of which were independent directors (as defined by New York Stock Exchange standards). To promote open discussion among our independent/non-management directors, those directors meet at regularly scheduled executive sessions without management present. Six such meetings were held during 2011.

Our by-laws were amended in February 2012 to provide that the Chairman of the Corporate Governance and Nominating Committee, who is always an independent director, will simultaneously serve as Lead Director. The Lead Director is authorized to call meetings of the independent directors, and has duties that include:

•	Presiding at any meeting of the Board at which the Chairman is not present;

•	Presiding at executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors when requested to do so;

•

Conferring with the Chairman regarding (i) the information sent to the Board, (ii) the agenda for meetings of the Board, and (iii) the schedules for meetings of the Board to assure that there will be sufficient time to discuss agenda items; and

•	Being available for consultation and direct communication with major shareholders.

J.M. Micali currently serves as the Chairman of the Corporate Governance and Nominating Committee, and as Lead Director.

The Board decided to adopt a lead independent director structure to allay concerns, expressed in the corporate governance arena by various groups, that having a single individual serve as the chairman of the board and the principal executive officer of a public company might result in a diminution of the ability of the independent directors to meaningfully participate in the board’s oversight of management of that company. Although the independent directors of Sonoco do not believe that their ability to actively participate has, in fact, been diminished, they determined that the lead independent director structure could provide a worthwhile mechanism to reduce the possibility of any such diminution in the future.

Shareholders and other interested parties may communicate with the non-management (or independent) directors by writing to Non-Management (or Independent) Directors, c/o Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA, or by email to CorporateSecretary@sonoco.com.

Director Nomination Process

Our Corporate Governance and Nominating Committee recommends to our Board of Directors nominees to fill vacancies on the Board of Directors as they occur, and recommends candidates for election as directors at Annual Meetings of Shareholders. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

In recommending candidates, the Corporate Governance and Nominating Committee evaluates such factors as leadership experience, experience with business and with other organizations of comparable size and scope, knowledge or skills that would be valuable to us such as financial acumen, understanding of relevant technologies, knowledge of our markets or our customers, interpersonal skills, decision-making skills, and the ability to devote the necessary time to board service. In addition, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Committee strives to have a diverse board in terms of types of experience, background, age, skills, gender, race and nationality, although it does not have a specific policy or guideline related to board diversity. Candidates are considered for nomination based on their individual qualifications as well as in consideration of how their capabilities complement other current Board members’ experience and business background. The Board believes a diverse board has greater depth and capability than the sum of its individual directors’ qualifications.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Corporate Governance and Nominating Committee for consideration as a Board of Directors’ nominee, you must submit in writing to the Corporate Governance and Nominating Committee your recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chair of the Corporate Governance and Nominating Committee at the Company’s address and must be received no later than January 5 in any year to be considered by the Committee as a potential Board of Directors’ nominee. The Corporate Governance and Nominating Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee’s other candidates receive.

Director candidates recommended by shareholders will not be considered by the Corporate Governance and Nominating Committee for election at an annual meeting unless the shareholder recommendations are received no later than January 5 of the year of the meeting. In addition to making such recommendations, shareholders have the right to nominate candidates for election as directors at an annual meeting if they make a written nomination at least 60 days prior to the meeting. Any such nomination should be submitted to our Corporate Secretary at 1 North Second Street, Hartsville, SC 29550 USA. No such nominations have been made for this Annual Meeting.

Communications with the Board of Directors

Any shareholder or other interested party who wishes to send communications to any member of the Board of Directors should mail such communications addressed to the intended recipient by name or position in care of: Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or by email to

CorporateSecretary@sonoco.com. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication, the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors or, if specified, to the independent or non-management directors, the Corporate Secretary will send appropriate shareholder communications to the Lead Director, who is also the Chair of the Corporate Governance and Nominating Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chair of such committee.

The Corporate Secretary is required to maintain a record of all communications received that were addressed to one or more directors, including those determined not to be appropriate shareholder communications. Such record will include the name of the addressee, the disposition by the Corporate Secretary and, in the case of communications determined not to be appropriate, a brief description of the nature of the communication. The Corporate Secretary is required to provide a copy of any additions to the record to the Chair of the Corporate Governance and Nominating Committee quarterly.

Board Meetings and Committees of the Board

During 2011, our Board of Directors held four regularly scheduled meetings and two special meetings to review significant developments affecting the Company and to act on matters requiring the Board of Directors’ approval. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members.

We encourage, but do not require, our directors to attend the Annual Meeting of Shareholders. In 2011, eleven of our directors attended the Annual Meeting.

To assist it in performing its duties, our Board of Directors has established an Audit Committee, an Executive Compensation Committee, a Corporate Governance and Nominating Committee, an Employee and Public Responsibility Committee, a Financial Policy Committee, and an Executive Committee. The table below outlines the current membership and the number of meetings held by each committee in 2011. A brief description of the primary duties of each committee follows the table. Complete charters for all committees are available through the Investor Relations section of our website at www.sonoco.com. These charters are also available in print to any shareholder upon request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or through email to CorporateSecretary@sonoco.com. The Board of Directors has determined that each current member of the Audit, Executive Compensation, and Corporate Governance and Nominating committees is independent as defined in the New York Stock Exchange’s Listing Standards. J.R. Haley, who served on the Audit Committee for a brief period during 2011, is not independent under such standards.

	Audit Committee	Executive Compensation Committee	Corporate Governance and Nominating Committee	Employee and Public Responsibility Committee	Financial Policy Committee	Executive Committee
J.L. Coker				X	X
P.L. Davies		X			X
H.E. DeLoach, Jr.						X
J.R. Haley				X	X
E.H. Lawton, III	X			X
J.E. Linville	X			Chair
J.M. Micali	X	X	Chair			X
J.H. Mullin, III		Chair	X		X	X
L.W. Newton		X			X
M.D. Oken	Chair	X	X
P.R. Rollier	X			X
T.E. Whiddon			X		Chair
Number of 2011 Meetings	8	4	5	2	4	0

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors with oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls and its means of assessing and managing exposure to risk, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function. The committee is directly responsible for the appointment, compensation, and retention of the independent auditor, and for overseeing the performance of attest services provided to the Company.

The Executive Compensation Committee establishes the Company’s general compensation philosophy and oversees the development and implementation of compensation programs. The committee directly oversees the administration of the Company’s executive officer compensation programs, reviews and approves corporate goals and objectives, evaluates actual performance against those goals and objectives, and sets compensation for the Chief

Executive Officer, Chief Financial Officer, and other executive officers. The committee does not delegate its decision-making authority relating to executive compensation. Further information about the committee’s processes and procedures for the consideration of executive compensation is set forth under the captions “Role of Executive Officers in Determining Executive Compensation” and “Role of Independent Compensation Consultant” on page 34.

The Corporate Governance and Nominating Committee is responsible for developing and implementing corporate governance guidelines addressing the structure, mission, practices, and policies of the Board of Directors. The committee identifies, evaluates, and recommends individuals to the Board for nomination as members of the Board. The committee annually reviews the skills and characteristics of current Board members, and ensures that processes are in place for an annual appraisal of Chief Executive Officer performance, succession planning, and management development.

The Employee and Public Responsibility Committee provides oversight and guidance on social and public policy issues, including compliance with governmental or other regulatory requirements, which may affect business performance and public perception of the Company. The committee oversees the Company’s obligations to its employees and major public constituencies, including shareholders, customers, and the communities in which it operates.

The Financial Policy Committee provides oversight and monitoring of the Company’s financial planning and financial structure so as to provide congruence with the Company’s objectives of growth and sound operation. The committee reviews and evaluates the Company’s capital structure, significant financing transactions, financial risk management policies and practices, and investment funding and management of the Company’s defined benefit and postretirement benefit plans.

The Executive Committee is empowered to exercise all of the authority of the Board of Directors between regularly scheduled meetings, except as limited by South Carolina law.

The Board’s Role in the Risk Management Process

The Company oversees management of enterprise risk through its Risk Management Committee (RMC). The RMC is administrated by the Company’s Treasurer and its membership includes, among others, the most senior members of operating management and the Chief Financial Officer. The RMC holds three regularly scheduled meetings each year and may hold additional special meetings as needed. No such special meetings were held during 2011.

The RMC is guided in its activities and responsibilities by a risk management framework originally developed and implemented in 2006. As part of that development process, the most significant risks faced by the Company were identified, as well as where in the operating organization those risks are routinely monitored and managed. The RMC further identified certain specific risk areas that are sufficiently material or broad in nature to merit its direct ongoing oversight. Those risk areas are reviewed by the RMC on a rotational basis at its regularly scheduled meetings. Additionally, the RMC reviews other risk areas as needed, or to ensure that organizational risk management is functioning as identified in the framework.

While management, through the RMC, is responsible for managing enterprise risk, the Board provides oversight. The Board has delegated oversight of the Company’s risk management process and structure to the Audit Committee, which receives updates regarding the RMC’s activities and findings. As described in the table below, other Board committees are responsible for oversight of risk management for categories of risks relevant to their functions. The Board as a whole also reviews risk management practices in the course of their reviews of corporate strategy, business plans, Board committee reports, and other presentations.

Board / Committee	Primary Areas of Risk Oversight
Full Board	• Strategic and operational risks associated with the Company’s products, markets, geographic diversification, acquisitions and divestitures, major litigation, and succession planning.

Audit Committee	• Oversight of risk management process and structure; risks and exposures associated with financial reporting, internal controls, regulatory and other compliance, and litigation.

Financial Policy Committee	• Risks and exposures associated with liquidity, interest rates, currency, pension funding and investment performance, insurance coverage, and significant capital transactions.

Executive Compensation Committee	• Risks and exposures associated with executive development, succession policies and programs, and compensation policies and practices including incentive compensation.

Employee & Public Responsibility Committee	• Risks and exposures associated with the environment, safety in the workplace, equal employment, litigation, public policy, and other matters involving the Company’s reputation.

Corporate Governance & Nominating Committee	• Risks and exposures related to corporate governance, leadership structure, effectiveness of the Board and its committees, new director candidates, conflicts of interest, and director independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during the year ended December 31, 2011 were P.L. Davies, C.C. Fort (resigned June 25, 2011), J.M. Micali, J.H. Mullin, III, and M.D. Oken.

RELATED PARTY TRANSACTIONS

The brother of our director, P.R. Rollier, is the Managing General Partner of Michelin Group. Sonoco sold $1,535,000 in products and services to Michelin North America during 2011. All transactions were handled on a competitive basis. Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources. We anticipate engaging in similar business transactions in 2012. The Board of Directors considered these relationships when making its determinations of independence.

R.H. Coker, an employee of the Company since 1985, is the brother-in-law of J.R. Haley who is a member of the Board of Directors. Mr. Coker is currently Vice President, Global Rigid Paper and Closures, and received total 2011 compensation of $1,540,000.

Related Party Transaction Approval Policy

The Board has adopted a written policy that any transaction or series of transactions in which Sonoco is a participant, for which the amount involved exceeds $120,000, and in which any related person will have a direct or indirect material interest must be approved by the Corporate Governance and Nominating Committee. The Board recognizes that such transactions may or may not be in the best interest of Sonoco and, as a result, empowers the Corporate Governance and Nominating Committee to evaluate all such related party transactions or series of transactions. The Committee is to approve only those transactions that it determines provide net economic value to us or where it is demonstrated to the satisfaction of the Committee that price, quality, service and other terms have been negotiated on an arms-length basis and are comparable to those available from unrelated third parties.

Our officers are required to notify the Committee of the proposed and ongoing related party transactions prior to each meeting of the Committee and provide the Committee with all relevant information necessary for the Committee’s consideration, including any information requested by the Committee.

For purposes of this policy, a “related party” is (1) any executive officer or director, (2) any nominee for director, (3) a beneficial owner of more than 5% of our voting securities, or (4) any immediate family member of an officer, director, nominee for director or greater than 5% beneficial owner. An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household of an executive officer, director, nominee, or greater than 5% beneficial owner.

We also require that each executive officer, director, and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the Corporate Governance and Nominating Committee as to directors and director nominees, or by the Audit Committee as to executive officers. Directors’ responses to the questionnaires are also reviewed annually by the Corporate Governance and Nominating Committee for the purpose of assessing independence under our Corporate Governance Guidelines and the New York Stock Exchange Listing Standards.

The types of transactions that have been reviewed in the past include the purchase and sale of goods and services from companies for which our directors serve as executive officers or directors, the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors, and the employment of family members of executive officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables show information as of December 31, 2011, about persons known to us to be the beneficial owners of more than 5% of our common shares. This information was obtained from Schedules 13G filed with the Securities and Exchange Commission by the entities named below, and we have not independently verified it.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
No Par Value Common	BlackRock Inc. (1) 40 East 52nd Street New York, NY 10022	7,802,325	7.8%

	State Street Corporation (2) 1 Lincoln Street Boston, MA 02111	7,238,725	7.2%

(1)	BlackRock Inc. is a parent holding company that has subsidiaries which act as investment advisors to manage discretionary investment accounts on behalf of their clients. The subsidiaries have sole dispositive and sole voting power with respect to all of the shares reported.

(2)	State Street Corporation is a parent holding company that has subsidiaries which act as investment advisors to manage discretionary investment accounts on behalf of their clients. The subsidiaries have sole dispositive and sole voting power with respect to all of the shares reported.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of February 7, 2012, directly or indirectly, by each director and by each executive officer named in the Summary Compensation Table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent Of Class(2)	Vested Restricted Stock Units(3)	Deferred Compensation Units(4)	Performance- Contingent Restricted Stock Units(5)
J.L. Coker	121,500	(6)	–	–	14,565	–
Director
P.L. Davies	7,000		–	–	14,565	–
Director
J.R. Haley	208,794	(7)	–	–	647	–
Director
E.H. Lawton, III	348,450	(8)	–	–	14,564	–
Director
J.E. Linville	743,213		–	–	14,565	–
Director
J.M. Micali	15,828		–	–	21,236	–
Director
J.H. Mullin, III	30,000		–	–	18,488	–
Director
L.W. Newton	–		–	–	8,450	–
Director
M.D. Oken	5,350		–	–	14,503	–
Director
P.R. Rollier	4,000		–	–	10,867	–
Director
T.E. Whiddon	18,000		–	–	14,565	–
Director
H.E. DeLoach, Jr.	1,196,031	(9)	1.2%	285,675	1,223	428,953
Chairman, Chief Executive Officer and Director
B.L. Saunders	38,296		–	8,013	–	–
Vice President and Chief Financial Officer
M.J. Sanders	196,552		–	9,618	–	84,721
President and Chief Operating Officer
J.M. Colyer	101,605		–	–	–	–
Vice President
R.C. Tiede	67,794		–	4,475	–	–
Vice President
C.J. Hupfer (10)	272,156		–	4,641	–	33,407
Former Senior Vice President and Chief Financial Officer
All Executive Officers and Directors as a group	4,323,698		4.3%	359,186	148,235	671,469
(30 persons)

(1)	The directors and named executive officers have sole voting and dispositive power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options and those exercisable within 60 days granted under the 1991 Key Employee Stock Option Plan (the “1991 Plan”), the 1996 Non-Employee Directors’ Stock Plan (the “1996 Plan”), and the 2008 Long-Term Incentive Plan (the “2008 Plan”) for the following directors and named executive officers: J.L. Coker – 5,000; P.L. Davies – 7,000; J.E. Linville – 6,000; J.M. Micali – 11,000; J.H. Mullin, III – 15,000; T.E. Whiddon – 13,000; H.E. DeLoach, Jr. – 910,400; B.L. Saunders – 26,400; M.J. Sanders – 174,500; J.M. Colyer –81,600; R.C. Tiede – 60,900; C.J. Hupfer – 244,000; and for all executive officers and directors as a group – 2,152,881.

Also included are shares held in our Dividend Reinvestment Plan (5,446) and shares held in our Savings Plan (38,696).

Shareholdings in this column do not include restricted stock units granted under the 1991 Plan, the 1996 Plan, or the 2008 Plan (issuance of which has been deferred until retirement), compensation which has been deferred into Sonoco stock equivalent units, performance contingent restricted stock units granted under the 1991 Plan, the 1996 Plan, and 2008 Plan or restoration units credited under the Omnibus Benefit Restoration Plan. Please see the columns to the right and footnotes 3, 4 and 5 below.

(2)	Percentages not shown are less than 1%.

(3)	Issuance of these shares has been deferred until retirement; accordingly, no present dispositive or voting rights are associated with them.

(4)	Compensation deferred into Sonoco stock equivalent units. No dispositive or voting rights are associated with these units. Prior to 2009, Sonoco stock restoration units in the Omnibus Benefit Restoration Plan were credited to employees who had reached the Internal Revenue Code limits under the Sonoco Savings Plan to restore the Company match that would otherwise be lost because of these limits. Effective January 1, 2009, the Restoration Plan was amended to convert existing restoration units to investments unrelated to Sonoco stock.

(5)	Performance-contingent restricted stock unit payouts which vested under the Long-term Incentive Compensation Program for the performance periods ended December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011. Issuance of these shares has been deferred until retirement and no present dispositive or voting rights are associated with them.

(6)	Includes 82,861 shares pledged as security.

(7)	Includes 22,248 shares pledged as security.

(8)	Includes 283,574 shares owned by an educational trust of which Mr. Lawton is a trustee. Mr. Lawton shares voting and investment power over these shares with six other trustees, but he has no pecuniary interest in this trust and disclaims beneficial ownership of these shares.

(9)	Includes 12,365 shares of common stock owned by Mrs. DeLoach, as to which Mr. DeLoach disclaims beneficial ownership. Also includes 223,338 shares owned by trusts of which Mr. DeLoach is trustee. Mr. DeLoach shares voting and investment power over these trusts with other trustees, but he has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(10)	The number of shares of our common stock beneficially owned by Mr. Hupfer is as of December 31, 2011

On April 15, 2003, the Board of Directors adopted a resolution establishing stock ownership guidelines for outside directors. The guidelines establish a target level of ownership of our common stock based on years of service as a director from the date the guidelines were established. The guidelines are as follows: 3,000 shares, 5,000 shares and 8,000 shares after two, four, and six years of service, respectively. Compensation deferred into Sonoco stock equivalent units and Deferred Stock Equivalent Units are included in determining whether these guidelines have been met. All of our directors have met these guidelines.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

As is the practice with many companies, we file the required reports for our directors and executive officers based on the records we have and information furnished to us by our directors and executive officers. Based on such information, in 2011 we made all of the required filings on a timely basis, with the following two exceptions: one transaction reported on one Form 4 for J.E. Linville, a director, and one transaction reported on one Form 4 for V.B. Arthur, an executive officer. These reports were filed immediately upon discovery of the reportable transaction.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our compensation decisions in 2011 were influenced by a variety of internal and external factors with the overarching goal of linking pay with performance. Our decisions involving goal setting and other actions influencing executive compensation were based on an expectation that the global economy would continue to grow at a faster pace than in previous years; that raw material and other costs would rise modestly; and that we would achieve historic levels of productivity improvements to help offset the effects of inflation. Unfortunately, 2011 proved to be a challenging year. Economic growth was much slower than anticipated, and we faced escalating raw material, energy, freight and other costs during the year. These external factors contributed to much slower than expected demand for our industrial-related products, while weaker volumes and other external factors resulted in much lower productivity gains which further impacted margins and profitability.

Despite these significant economic and operating headwinds in 2011, the Company achieved several performance milestones, including the following:

•

Net sales increased 9% to a record $4.5 billion. The Company’s Consumer Packaging segment experienced sales growth of 10%; the Paper and Industrial Converted Products segment had a 9% improvement; and our new Protective Packaging segment grew by 51%; while the Packaging Services segment experienced a modest sales decline. Higher selling prices, implemented to recover escalating raw material and other costs, acquisitions and the favorable effect of foreign currency translations and modest volume growth, primarily in consumer-related products and services, were the primary contributors of our record sales growth.

•

On November 8, 2011, Sonoco completed the acquisition of Tegrant Corporation, a North American leader in protective, temperature-assurance, and retail security packaging. The acquisition was the largest in Sonoco’s history and provides an important new growth platform and establishes the Company as a leading custom-engineered, multi-material protective packaging provider in North America. In addition, sales of new products, which are the life blood of the Company’s organic growth efforts, contributed approximately $150 million, of which 89% came from new rigid plastic, flexible packaging and rigid paper and closure innovations.

•

EBIT, base earnings before interest and taxes, was $367 million in 2011, the second highest in our history, and base earnings of $233.6 million, or $2.29 per diluted share, were the third highest. (See base earnings definition and a reconciliation to its most closely applicable GAAP financial measures on page 21 of the Company’s 2011 Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission).

•

Sonoco’s common shareholders have received a total return of 59.9% (or 16.95% annualized) over the past three years. This compares favorably with other comparable indices, including the Dow Industrials (51.7%); S&P 500 (48.6%); Russell 1000 (51.5%); Dow Jones U.S. Containers & Packaging (13.5%) and the Dow Jones U.S. Paper (-30.4%). In 2011, Sonoco shareholders received a 1.4% total return, which was comparable with many of our peer indices. For the 29th consecutive year, Sonoco increased cash dividends while paying out a record $115 million directly to shareholders. We also repurchased $46 million of common stock.

•

Working capital management is a very important element of driving return on invested capital and our goal remains to stay in the top quartile in the packaging industry. In 2011, the Company’s cash gap days averaged 42.5 days, up modestly from 2010. According to BMO Capital Markets’ Converter publication, Sonoco had one of the shortest cash conversion cycles in the packaging industry, including the lowest cash gap days of any peer in the paper packaging category as of mid-year 2011.

•

Standard & Poor’s ranks Sonoco as having the best debt rating in the packaging industry with an investment grade rating of BBB+. Our strong capital position allowed us to achieve several favorable financing actions to fund the Tegrant acquisition, contributed to the Company’s pension funding and helped to further improve liquidity. The Company issued $500 million of new senior unsecured notes in November consisting of $250 million of 4.375% Notes due 2021 and a reopening of our 5.75% Notes due 2040 for $250 million. Additionally, the Company entered into a $150 million three-year Term Loan Agreement, using a substantial portion to reduce commercial paper.

In addition to the Company’s favorable financial performance, the management team was responsible for achieving several external recognitions that confirm that our actions and performance are at the highest level with our peers and with the best companies in the world. Such achievements include the following:

•

For the third consecutive year, Sonoco was listed on the Dow Jones Sustainability World Index (DJSI). Sustainability Asset Management (SAM), which evaluates more than 2,500 global companies in determining the DJSI listings, also rated Sonoco as its 2012 Sector Leader, Sector Mover and Gold Class award recipient. The Company received the highest ranking of any global packaging company. In addition, Sonoco was ranked as the top packaging company in Newsweek magazine’s 2011 Green Rankings, and Corporate Responsibility magazine rated Sonoco as the fifth most transparent large-cap company in its Materials category.

•

Sonoco is also a leader in developing leaders. For the fourth consecutive time, the Company was recognized as one of the Top 25 Largest United States Companies for Developing Leaders by Aon/Hewitt and Fortune Magazine. Sonoco was ranked 17th in the 2011 ranking with some of the most recognized Fortune 100 companies in America. This designation is a direct result of the significant efforts of our executive officers and the commitment they have provided to our organization ensuring development of top talent.

The Executive Compensation Committee of our Board of Directors (the “Committee”) is responsible for the oversight of all executive compensation. In reviewing the foregoing financial performance results and other achievements, the Committee noted strong management team performance in many areas as well as the Company’s competitive results when measured against its packaging peers. However, given that the difficult economic environment resulted in weaker demand and less than expected productivity gains, the Company did not fully meet its expectations for margins and profitability.

As a result, consistent with the Company’s philosophy of “pay for performance,” executive compensation was negatively impacted in 2011. Specifically, the Performance-based Annual Cash Incentive Plan paid only 34% of full potential based on Company performance in revenue, working capital, and base earnings per share (BEPS) (as described in more detail under “2011 Committee Actions – Performance – Based Annual Cash Incentive” on page 27). In addition, the 2009-2011 Long-Term Incentive Plan vested with fewer shares than maximum potential payout due primarily to 2011 results on BEPS and RONAE (Return on Net Assets Employed) (as described in more detail under “Results of 2009-2011 Performance Cycle” on page 29). The specific drivers and results of these two plans, as well as all other components of executive compensation, are covered in detail in later sections.

Highlighted below is an overview of our key governance and pay practices followed by the compensation objectives and elements of our executive compensation programs. The rationale for the key actions and decisions made with respect to our executive compensation programs for 2011 is also provided throughout several sections of the Compensation Discussion and Analysis.

Key Governance and Pay Practices

As part of our pay-for-performance philosophy, our compensation program includes the following features that are designed to create and maintain alignment of executive compensation with shareholder interests:

•	We do not provide employment contracts, severance agreements or change in control agreements for our executive officers.

•	The Committee retains an independent consultant that provides advice relating to executive officer and director compensation, but does not provide any other services to the Company.

•

Our compensation programs emphasize variable compensation — as explained on page 23, 78% of our CEO’s target compensation and 69% of our other NEOs’ target compensation is tied to Company performance which we believe is a significant driver of shareholder value.

•	We have strong stock ownership requirements for executives because the Committee believes our executive officers should have a meaningful ownership interest in the Company.

•	We use formal annual reviews of market data, proxy data for packaging peer companies, and tally sheets as input into compensation decisions for executive officers, including the NEOs.

•

We have a “No-Hedging” policy that prohibits our directors, executive officers or other employees from entering into speculative transactions in our stock that would put personal interests in conflict with the best interests of the Company and its shareholders.

•	Backdating, re-pricing, or retroactively granting awards are not permitted under our equity compensation plans.

•	Payment of dividend equivalents on unearned performance shares or stock options is not permitted under our equity compensation plans.

•	We provide only minimal perquisites.

COMPENSATION OBJECTIVES

The Committee is comprised of all independent directors. The Committee establishes the Company’s overall compensation philosophy, oversees the development and implementation of various compensation programs and determines the executive compensation provided to all our executive officers, including our NEOs. Information about the purposes of the Committee and its processes and procedures for consideration and determination of executive officer compensation is outlined under the caption “Board Meetings and Committees of the Board — Executive Compensation Committee” on page 15 of this Proxy Statement and also through the Investor Relations section of our website at www.sonoco.com. The Executive Compensation Committee does not delegate its decision-making authority relating to executive compensation.

Our compensation program is designed to meet three principal objectives;

•	Attract, retain and reward executives whose contributions support the Company’s long-term success;

•	Encourage achievement of both short and long-term financial and strategic goals by directly linking Company performance to executive compensation; and

•	Ensure consistent and continuing alignment of management actions and shareholders’ interests.

Each aspect of our overall compensation program is designed to support these objectives to various degrees, with the overarching goal of maximizing long-term shareholder value.

PAY MIX AND PAY PHILOSOPHY

The executive compensation program consists of several components:

Direct compensation elements, consisting of

•	Base salary

•	Performance-based annual cash incentive

•	Long-term equity incentive

Executive benefit elements, consisting of

•	Supplemental executive retirement benefits

•	Executive life insurance

Minimal perquisites

Direct Compensation Elements

Base salary, performance-based annual cash incentive and long-term equity incentives comprise total direct compensation for each executive. With the exception of base salary, all elements of direct compensation are variable and intended to fluctuate based on performance as measured by both operating results and changes in shareholder value. This pay mix supports our pay-for-performance compensation objective and places a significant amount of compensation at risk. As illustrated below, 78% of the CEO’s target total direct compensation and 69% of the other NEOs’ target total direct compensation is at risk.

Compensation for all the NEOs, including the CEO, places more weight on long-term incentives than annual incentives to reflect the importance of making strategic decisions that focus on long-term results. For the weighting between annual and long-term incentives, the CEO has the greatest weighting on the long-term to provide the strongest alignment with long-term shareholder interests.

The following charts illustrate these allocations and are based on 2011 direct compensation components at target. For annual performance-based cash incentives, “target” incentive is used. For long-term equity incentives, “target” is equal to the grant date value of the share allocation and is described in the “Long-Term Equity Incentives” section on page 28. The method used to value shares is consistent with the information presented in the “Summary Compensation Table” on page 36.

USE OF NATIONAL MARKET SURVEYS AND PEER COMPANY DATA

The Committee relies on two sources of data to set specific compensation levels. The first source of data is derived from national compensation surveys conducted by three independent consulting firms, Hay Group, Aon Hewitt Associates, and Towers Watson. These surveys cover a large number of similar corporate officer positions nationally. We refer to this as our “National Survey Data”. We match our corporate officer positions to the survey positions using the aggregate data from participants with sales in the $1 billion to $5 billion range, which helps to ensure that the data reflects the national market for talent among companies comparable in size to Sonoco. Likewise, we match division officer positions to similar positions in the survey data for comparable division revenue ranges. In addition to the National Survey Data, at least annually, the Committee’s consultant prepares customized compensation studies with respect to our NEOs in comparison to the NEOs of a 13-company group of packaging companies that we refer to as our “Peer Group”. The Peer Group companies have revenues, assets and market capitalization similar to those of Sonoco.

The 13 Peer Group companies, each of which has revenues that generally range between 50% and 200% of Sonoco’s revenue are:

Aptar Group Incorporated	Owens-Illinois Incorporated
Avery Dennison Corporation	Packaging Corporation of America
Ball Corporation	RockTenn Company
Bemis Company Incorporated	Sealed Air Corporation
Crown Holdings Incorporated	Silgan Holdings
Greif Incorporated	Temple-Inland
MeadWestvaco Corporation

The Committee uses the aggregate compensation data from the broader National Survey Data to set specific compensation levels, but cross checks these levels against the more specific Peer Company data. In most cases the data from both sources are comparable.

DESCRIPTION OF COMPENSATION ELEMENTS AND 2011 COMMITTEE ACTIONS

This section describes the compensation elements for the Company’s Chief Executive Officer (“CEO”), the current and previous Chief Financial Officer (“CFO”), as well as the three other most highly compensated executive officers. We refer to these six executive officers as our Named Executive Officers (“NEOs”).

Named Executive Officers (NEOs) for 2011

Officer	Title
Harris E. DeLoach, Jr.	Chairman of the Board and Chief Executive Officer (“CEO”)
Barry L. Saunders	Vice President and Chief Financial Officer (“CFO”)
M. Jack. Sanders	President and Chief Operating Officer (“COO”)
John M. Colyer, Jr.	Vice President, Global Industrial Converting
Robert C. Tiede	Vice President, Global Flexibles and Packaging Services
Charles J. Hupfer	Former Senior Vice President and Chief Financial Officer (“CFO”) Retired June 1, 2011

Base Salary

The Committee uses base salary to attract, retain and reward executives based on demonstrated experience, skills and competencies relative to the salary midpoint of the job. To accomplish this, the Committee establishes a salary midpoint for each executive officer position based on a structured job evaluation system used for broad based compensation in the Company as well as a comparison to the National Survey Data at median as outlined above. Each year, the Committee reviews the base salary of all executives including the CEO and other NEOs. The decision on whether to award merit increases for the executive officer group as a whole takes into consideration the salary and wage increases being awarded to other levels of employees in the Company, the current economic environment, and the operating results of the Company. The decisions relative to the amount of individual merit increase awards are based primarily on each executive’s performance in the past year, readiness for promotion to a higher level, experience and skill set relative to peer counterparts, and criticality to the Company, as well as the relationship of his or her current salary to his or her position’s base salary midpoint. Generally, executives who are newly promoted are positioned below the salary midpoint (50th percentile), whereas those who are highly experienced and performing at superior levels are compensated above.

Base salary increases are also considered and awarded upon promotions or appointment to positions of greater responsibility.

2011 Committee Actions — Base Salary

At its April 2011 meeting, the Committee approved merit increases for the executive officer group. In making the increases the Committee considered the executives’ overall performance, contribution to the Company’s results, experience and market competitiveness. The CEO received an increase of 4% based on the Committee’s assessment of his performance which resulted in his salary being 110% of his salary midpoint (based on National Survey Data) which is reflective of eleven years of strong leadership as our CEO. Other NEOs’ salary increases ranged from 3% to 4%, which resulted in an average compa-ratio of 102.7%.

The Committee also awarded a promotional increase of 24% to Mr. Saunders upon his promotion to Chief Financial Officer on May 1, 2011, which reflects the significant increase in his responsibility and moves him closer to the established salary midpoint for the CFO position. His resulting salary falls below the position salary midpoint (based on National Survey Data) which aligns with our practice for newly promoted executives.

Performance-Based Annual Cash Incentive

The Committee uses performance-based annual cash incentives designed to align executives’ interests with those of our shareholders by focusing on strong annual financial and operating results. In 2000, the Board of Directors adopted, and the shareholders approved, the Performance-Based Annual Incentive Plan for Executive Officers (“PBAI Plan”). Under the terms of this plan, an annual maximum of 2.75% of income from operations, as defined in the plan, was established as an incentive pool for the NEOs other than the CFO. The total amount of annual incentive awards paid to these individuals cannot exceed this maximum and any individual participant award cannot exceed 30% of the pool. The amounts of actual incentive awards made by the Committee to the NEOs have historically been substantially lower than the maximum plan award levels allocated by the PBAI Plan. The Committee uses negative discretion under the PBAI Plan to reduce the maximum awards using such factors as it deems appropriate with the primary factor being the performance against the goals in the Officers’ Incentive Plan (“OIP”) as described in the paragraphs below.

To determine the actual awards each year, the Committee establishes under the OIP a “threshold”, a “target” and a “maximum” incentive amount for each NEO, including the CFO who is not covered under the PBAI Plan. These represent a percentage of base salary. Each level represents a different performance expectation considering factors such as the Company’s annual operating budget for the year, the Company’s prior year’s performance, and the historical performance levels of our packaging peer group. Target is established at a performance level considered to be above average performance, and the corresponding compensation level equates to what is considered competitive as compared to National Survey Data. Threshold goal is set at what is considered minimally acceptable performance and corresponds to what is considered to represent a national survey compensation level, while maximum goal equates to what is believed to represent superior performance for the year and correspondingly an above national survey median compensation opportunity. “Threshold” is equal to 40% of “target”. “Maximum” is equal to two times “target.”

The Committee also determines each year the types of financial measures that will be used under the OIP. Normally, performance at budget will earn a “target” award since budget is set to reflect what the Board believes will represent above average performance for the year versus our Peer Group. However, the Committee may choose to set “target” incentive for performance above or below budget depending on the degree of difficulty in achieving budget in any one year. Similarly, the Committee establishes financial objectives for maximum incentive that are well above budget, which is believed to be superior performance for the year.

For the last several years the Committee has selected the following financial measures and weightings for the OIP.

Incentive Plan Elements	For All NEOs
Base Earnings per Share	60%
Revenue Growth	20%
Working Capital Improvement	20%

The Committee selected these elements because they represented the most critical business success factors in 2011 and are considered by the Committee to be the key performance variables essential to maximizing shareholder value.

Base earnings per share is defined as earnings per share excluding the impact of restructuring charges and certain non-recurring, infrequent or unusual items, and is used to place primary focus on year-over-year operating results. Revenue growth excludes revenue from acquisitions completed during the year. Working capital improvement is based on a year-over-year 12-month comparison, and is stated in terms of working capital or cash gap days (days of accounts receivable and inventory less days of accounts payable).

The Committee considers base earnings per share to be the most critical element for determining share price and, in turn, shareholder value, and consequently, the Committee weighted this element for executive officers at 60%. Revenue growth was weighted at 20%, but profitable revenue growth was more important and therefore base earnings per share was weighted more than revenue growth. Working capital improvement was included as an element for NEOs to encourage efforts to increase cash flow through the reduction in our working capital requirements. This element was also weighted 20%.

The Committee has limited discretion to adjust payouts under the OIP to individual participants based upon consideration of individual performance and/or other factors that the Committee determines warrant an adjustment, such as external market challenges or global economic events. Under no circumstance would the payout exceed the maximum potential under the shareholder approved PBAI Plan. The Committee did not use any discretion in adjusting payouts for any of the NEOs under the OIP in 2011.

2011 Committee Actions — Performance-Based Annual Cash Incentive

Under the PBAI Plan for 2011, the maximum incentive pool for all NEOs except the CFO was $9,035,620 of which no more than 30% ($2,710,686) could be allocated to any one participant. The actual awards paid were determined by the Committee in its exercise of negative discretion, primarily on the basis of performance under the OIP as described below.

For 2011, the Committee established an annual incentive compensation threshold, target, and maximum payout under the OIP expressed as a percentage of base salary for each NEO, as follows:

	Annual Incentive Compensation at Threshold	Annual Incentive Compensation at Target	Annual Incentive Compensation at Maximum
H.E. DeLoach, Jr.	40%	100%	200%
B.L. Saunders*	25%	63%	127%
M.J. Sanders	35%	88%	175%
J.M. Colyer, Jr.	28%	70%	140%
R.C. Tiede	28%	70%	140%
C.J. Hupfer	30%	75%	150%

*	Mr. Saunders participated in two different levels of the Company’s Officer Incentive Plan during 2011. Until May 1, 2011, as Vice President Corporate Controller and Chief Accounting Officer, he participated in the plan with a threshold, target and maximum payout as a percent of base salary equal to 20%, 50%, and 100%, respectively. On May 1, he was promoted to Vice President and Chief Financial Officer, which increased his threshold, target and maximum payout as a percent of base salary to 28%, 70%, and 140%, respectively. The amounts above reflect the relative weighted value of the two levels of the plan.

Financial goals established under the OIP at the beginning of the plan year and the actual 2011 performance were as follows:

	Threshold	Target	Maximum	Actual 2011 Performance
Base Earnings per Share Amount	$2.34	$2.54	$2.56	$2.29
Revenue (excluding acquisitions made during the year) Amount (millions)	$4,124.1	$4,246.6	$4,371.6	$4,422.5
Working Capital Cash Gap Days	45 days	43 days	41.8 days	42.5 days

Our base earnings per share were the third highest in the Company’s history but fell slightly short of the threshold performance level. Therefore, none of the NEOs earned incentive compensation on this component of the overall incentive opportunity. Information about how base earnings per share was calculated is provided on pages 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

Revenue (excluding acquisitions made during the year) for the year increased by 7.2% over 2010 to $4,442,496 and exceeded the maximum performance level. Therefore, all of the NEOs earned the maximum incentive compensation on this component of the overall incentive opportunity as defined by the Committee at the beginning of the performance period.

Cash gap days were 42.5 days, which fell between the target and the maximum performance level and, as a result, all of the NEOs earned 70.8% of the maximum incentive compensation on this component of the overall incentive opportunity.

The following table shows the dollar amount of annual incentive compensation awarded to each of the NEOs for 2011 based on our 2011 performance discussed above and, under the caption “Executive Summary” on page 21, the percentage of maximum, the actual percentage of each NEO’s base salary and the percentage of change from the prior year.

Officer	Annual Incentive Compensation For 2011	Percentage of Maximum	Percentage of Base Salary	Percent Change from Prior Year
H.E. DeLoach, Jr.	$756,448	34.2%	68.3%	-64.4%
B.L. Saunders	143,035	34.2%	44.0%	-47.2%
M.J. Sanders	371,863	34.2%	59.8%	-56.2%
J.M. Colyer, Jr.	191,272	34.2%	47.8%	-64.8%
R.C. Tiede	188,893	34.2%	47.8%	-64.8%
C.J. Hupfer	100,689	34.2%	51.3%	-85.2%

Long-Term Equity Incentives

The Committee uses long-term equity incentives to align executives’ interests with long-term shareholder interests and to provide opportunities for increased stock ownership, which we believe, enables us to attract and motivate our executives as well as promoting retention. For the past three years, including 2011, long-term equity incentives were awarded under our Long-Term Incentive Plan, which was approved by our Shareholders in 2008 (the “2008 Plan”). The 2008 Plan provides for various types of equity awards, including restricted stock, restricted stock units, stock appreciation rights, options, performance shares, and performance units. Each year, we determine the types of awards that will be granted, and establish performance measures and performance periods for performance-based awards, and vesting schedules. The awards we have granted under the 2008 Plan have been comprised of stock-settled stock appreciation rights (“SSARs”) and performance contingent restricted stock units (“PCSUs”). Using competitive survey data as previously described, the Committee determines the total direct compensation (base salary, performance-based annual cash incentives and long-term equity incentives) value to be provided for each executive officer position. Target performance is established at a performance level the Committee considers to be above average performance and corresponds to above average total direct compensation. Using this survey total direct compensation value, the amount of long-term equity award is established for each position by subtracting the sum of the market rate or actual base salary (whichever is higher) and the annual cash incentive compensation target from this amount.

The amount of long-term equity awards is then converted to SSARs and PCSUs and each officer receives a target mix of 75% PCSUs and 25% SSARs. However, actual PCSU shares earned are still subject to the degree to which three-year Company financial goals are met and can vary between 50% and 150% of the target shares. SSARs will only have value if the stock price increases above the grant price during the grant’s seven year term, but only after the one year vesting period. Both elements are key components of our well-balanced compensation system, but the Committee believes that the NEOs have the most direct influence on achieving Company financial goals and therefore the PCSUs are weighted significantly more than the SSARs. The actual target number of PCSUs or SSARs for each officer position may be adjusted up or down from the competitive benchmark based on the assessment of individual performance in the past year. The Committee believes that varying the initial target shares under the plan provides a strong motivator to achieve personal performance objectives.

It is our practice to grant SSARs, PCSUs, or other equity awards on the date of the first regular Board of Directors meeting in the calendar year. The SSAR exercise price is based on the closing price of our stock on that date. The recipients and the corresponding number of shares of equity awards, including stock options or SSARs and PCSUs, are approved by the Committee at its regular meeting on the day prior to the Board of Directors meeting. During the February meeting, the Committee establishes the goals for the upcoming Performance-Based Annual Cash Incentive plan as well as the goals applicable to the performance shares. This allows the Committee to balance the elements of total direct compensation. It also allows granting of the equity awards close to the time of the annual performance reviews, which increases the impact of the awards by strengthening the link between pay and performance. We occasionally make special stock option or SSAR awards to new employees. In such case, the exercise price is based on the closing price of our stock on the recipient’s first day of regular employment. We also occasionally make stock option, SSAR awards or grants of restricted stock units to a corporate officer in recognition of a promotion or a change in position status. The effective date of these awards is the day following approval by the Committee or the date of approval by the Board in the case of a new officer election.

Three-Year Long-term Incentive Plan (PCSUs)

To establish the three-year performance targets for PCSUs, the Committee takes into consideration the year’s budget for earnings per share, the longer term business outlook, and the Board’s expectations regarding acceptable, superior and outstanding business results over the three-year time horizon. The Committee establishes vesting requirements for meeting threshold, target and maximum goals which in the judgment of the Committee represent achievement of acceptable, superior and outstanding performance in the context of the Company’s stated objectives for total return to shareholders and returns on capital and equity. To encourage continued employment and to recognize the inherent difficulty in setting three-year goals, the award grants provide that if less than 50% of target shares are earned at the end of the three-year performance period, the difference between the shares earned and 50% will time-vest in equal-share amounts at the end of the fourth and fifth years, subject to the participant’s continued employment for that period. Discretionary adjustments are not permitted.

We do not pay any current dividends or credit any dividend equivalents on unvested PCSUs. For any PCSUs that vest, but are deferred until 6 months after separation from service by an individual executive officer, dividend equivalents are accumulated and converted into additional PCSUs from the time of vesting until the issuance of actual shares.

2011 Committee Actions — Three-year Long-term Incentive Plan (PCSUs)

On February 8, 2011, the Committee approved PCSU grants to our executives, including the NEOs. The FASB ASC Topic 718 grant date fair values of PCSUs granted to the NEOs and the number of shares available at threshold, target, and maximum are shown in the “2011 Grants of Plan-based Awards” table on page 39. The Committee granted Mr. DeLoach PCSUs, which, combined with his SSAR grant discussed below under the caption “2011 Committee Actions – SSARs,” equates to approximately 60% of his target total direct compensation. Mr. Hupfer did not receive a grant of PCSUs due to his announced retirement of June 1, 2011. The PCSU awards for the other NEOs, combined with their SSAR grants discussed below under the caption “2011 Committee Actions – SSARs,” equates to approximately 48% of their target total direct compensation, which is consistent with our pay for performance objective.

Consistent with prior years, the Committee established goals for vesting of the 2011 PCSU shares based on two key financial measures: cumulative increases in base earnings per share (“BEPS”) and average return on net assets employed (“RONAE”) over the three-year performance period. The goals established are as follows:

	Threshold Vesting	Target Vesting	Maximum Vesting
Three-Year Compound Growth in BEPS	12.4%	19.2%	32.9%
Average Three-Year RONAE*	10.8%	11.3%	11.8%

*	Actual performance level required within the range depends on capital invested in acquisitions over the three-year period. The RONAE goals will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of 0.1% for every $100 Million of acquisition investment multiplied by the percent of time remaining in the three year performance cycle as of the date of the acquisition.

The Committee believes that both elements are critical factors in determining long-term shareholder returns and has weighted them equally in the three-year long-term plan.

Results of 2009-2011 Performance Cycle

On February 3, 2009, the Committee granted PCSUs to our executives, including the NEOs. The vesting of these shares was dependent on achieving pre-determined levels of cumulative BEPS and average RONAE for the three-year performance period from January 1, 2009 through December 31, 2011.

Target performance over the three-year period was set at $6.59 cumulative BEPS, which equated to a compound growth rate of 10% from 2009 to 2011, and at 10.5% average three-year RONAE. Actual performance was $7.03 cumulative BEPS which was between target and maximum performance under the plan. Average RONAE was 11.6% which exceeded maximum performance under the plan. As a result, 134% of target shares vested at the end of 2011. The PCSUs earned and vested from the 2009-2011 performance period are shown in the “2011 Option Exercises and Stock Vested” table on page 43.

2011 Committee Actions — Stock-Settled Stock Appreciation Rights

On February 8, 2011 the Committee also approved SSAR grants to our executives, including the NEOs. The SSARs have a one-year vesting period and the grant price was set at $36.34 per share, the closing market price of our common stock on the date of grant of February 9, 2011. These SSARs will be valuable to the recipients only if the market price of our stock exceeds $36.34 during the term of the award. The grant date fair values and the number of SSARs granted to each of the NEOs are included in the “2011 Grants of Plan-Based Awards” table on page 39. Target grants were calculated as described under “Long-term Equity Incentives” on page 28.

The Committee awarded Mr. DeLoach SSARs, which, combined with his PCSU grant discussed above under the caption “2011 Committee Actions – Three-year Long-term Incentive Plan,” equates to approximately 60% of his target total direct compensation. Mr. Hupfer did not receive a grant of SSARs due to his announced retirement of June 1, 2011. The SSAR awards for the other NEOs, combined with their PCSU grants discussed above under the caption “2011 Committee Actions – Three-year Long-term Incentive Plan,” equates to approximately 48% of their target total direct compensation, which is consistent with our pay for performance objective.

Restricted Stock Units

We have a practice of making a special grant of time vesting restricted stock units (“RSUs”) to individuals when they are first elected an executive officer in recognition of this event and the individual’s increased responsibility. The number of shares granted is based on position. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. The shares vest in three equal increments on the third, fourth and fifth anniversary of the grant if RSUs are granted all in one year, or at the third anniversary of each grant if granted over three years. Receipt of shares occurs six months following separation of service. If the executive officer leaves the Company for any reason before the shares vest, the unvested shares are forfeited. Individual grant agreements may provide for vesting on a prorata basis in the event of termination of employment as a result of death or disability. The restricted stock units do not have voting rights.

Other Executive Compensation and Benefit Elements

Employment Contracts and Potential Payments Upon Termination or Change in Control

The Company has not historically provided employment contracts, severance agreements, change in control agreements, or other such financial security arrangements to our executive officers.

We have no formal severance policy for officers. We may, however, from time to time, negotiate individual severance compensation arrangements in exchange for a non-compete agreement at the time of separation as circumstances warrant.

Our long-term equity incentive plans do contain provisions for prorated or accelerated vesting of equity awards in the event of retirement, death, or disability, and in certain cases, change in control. SSAR grants provide that if termination of employment occurs within two years of a change in control that meets the criteria of IRC Section 409A and the regulations thereunder, unvested SSARs will immediately vest upon the date of termination. RSU grants provide that unvested stock units will vest on a prorata basis upon a change in control. The Committee believes these provisions are necessary so that the executive officers can focus on long-term Company growth and improving stock value without being concerned about risk of forfeiture. PCSU grants provide that unvested stock units will vest on a prorata basis at target upon a change in control. The Committee believes performance metrics can be disrupted and possibly become obsolete in determining the appropriate number of shares to vest during a change in control. See “Potential Benefits Payable Immediately Upon Certain Separation Events” on page 51. These provisions apply similarly to all plan participants, including those below the executive officer level.

Review of Overall Compensation Components and Aggregate Awards

To evaluate the overall competitiveness of the executive compensation program, each year at its April meeting, the Committee reviews the total compensation package for each executive officer. This includes review of a tally sheet showing a history of base salary adjustments, annual incentive awards and total cash compensation for the last ten years (or term as an executive officer, if less), stock options or SSARs outstanding and the option price, unvested

PCSUs (projected at threshold, target, and maximum), unvested restricted stock units, the value of accrued retirement benefits, and the amount of executive life insurance coverage. The Committee also reviews each element of the total amount of compensation awarded and realized during the prior year.

The Committee uses tally sheets to assess total executive compensation, to determine where total executive compensation falls in relation to peer companies, and to assess how the Company’s overall compensation programs operate. From this assessment, the Committee makes changes in overall plans or individual elements if it determines they are appropriate to meet overall compensation objectives.

The Committee does not have a practice of adjusting the size of current and future compensation awards or compensation program components to reflect amounts realized or unrealized by an individual from prior equity grants. In other words, awards are not increased to compensate for prior performance below target, nor are they decreased because of prior performance above target. Likewise, since earnings on equity compensation are not included in any pension calculation formula, any gains, or lack thereof, from prior awards are not considered in setting or earning retirement benefits.

At the April 2011 meeting, the Committee acknowledged that 93% of the shares that voted on our non-binding shareholder advisory vote on executive compensation voted in favor of the proposal, and concluded that no material changes were necessary in 2011 with respect to our executive compensation programs.

Executive Perquisites

In support of our pay-for-performance philosophy, executive perquisites are minimal. Executive officers are permitted occasional use of the company aircraft for personal travel or family emergencies. The CEO also uses the company aircraft for regular business travel because we believe his use of the aircraft helps minimize time involved in commercial travel that could otherwise be directed to our business, and enhances his security. For other officers, personal use of the aircraft is reviewed on a case by case basis, and is permitted only under circumstances where there is direct benefit to us to minimize time spent on personal travel or in the case of family emergencies. The Company does not provide a tax gross-up for the imputed income relating to the personal use of the Company plane.

With the exception of gross-ups that might be paid pursuant to our broad-based employee relocation assistance plan, which covers all eligible salaried employees, and gross-ups on premiums paid pursuant to the frozen executive permanent life insurance program (described below), we do not provide income tax gross-ups to our executive officers, and our Compensation Committee has adopted a resolution that prohibits such payments. The limited exception for the frozen group of six officers (including Messrs DeLoach, Sanders and Hupfer) who receive gross-ups on the premiums paid for permanent life insurance coverage was made because of pre-2004 contractual commitments to these officers. Following the retirement or other termination of these officers, the Company will no longer provide tax gross-ups on any perquisites to any officers.

Nonqualified Deferred Compensation Plans

We provide a Nonqualified Deferred Compensation Plan (“NQDC”) for our executive officers, including our NEOs, which is in line with general market practice, and the Committee believes it is an important part of an attractive rewards program necessary to recruit and retain qualified executive officers. Under the NQDC, our NEOs may voluntarily defer the receipt of a portion of base salary, annual incentive awards, and/or performance contingent restricted stock units. The NQDC is an unfunded and unsecured obligation of the Company, meaning that payments of participant balances in the plan are not guaranteed if the Company becomes insolvent or bankrupt. Details about the plans and accumulated balances are described in more detail under the “2011 Nonqualified Deferred Compensation” table on page 48 and the “Description of Nonqualified Deferred Compensation Plans” on page 49.

Executive Benefit Elements

We have two benefit programs that apply only to executive officers: an Executive Life Insurance Program and a Supplemental Executive Retirement Plan benefit (“SERP”). The Committee has included these two elements in the overall compensation program to serve as a recruiting and retention vehicle. Attracting and retaining high caliber talent to our small town headquarters can be challenging, and these two programs are designed to help ensure long-term retention of key senior talent.

Executive Life Insurance

We provide most of our active employees with company-paid life insurance that is currently limited to $100,000. For executive officers, we supplement this coverage with an executive life insurance program. Executive officers elected on or after April 1, 2004, receive company-paid term life insurance coverage that is approximately equal to three times base salary until the later of retirement or age 65. Messrs Saunders, Colyer and Tiede are covered under this plan. The Committee believes that this amount of coverage is in line with industry practice and provides life insurance coverage in line with the earnings level of an executive officer.

Executive officers elected prior to April 1, 2004, except the CEO, receive a benefit approximately equal to three times salary plus target incentive, using a combination of term insurance and permanent (cash value) insurance. Messrs Sanders and Hupfer were included in this group in 2011. The CEO’s coverage is five times base salary plus target incentive. The CEO’s coverage level was implemented several years ago when competitive practices supported this level. We also have permanent life insurance policies that provide coverage beyond age 65 to some of the executive officers elected prior to April 1, 2004. This extended coverage uses the same multiple of pay, but that portion of the coverage is frozen based on salary and target incentive levels in effect at April 1, 2004. Only six officers (including Messrs DeLoach, Sanders and Hupfer) remain in this frozen executive life insurance plan.

We changed the level, duration and type of coverage (i.e., from permanent coverage to term coverage) in 2004 in response to regulatory and tax law changes that made executive permanent life insurance arrangements less cost effective (and less common at the levels we maintained at the time). Due to the long-term nature of the pre-2004 contractual commitments we had made to the executive officers, and consistent with prevalent practice in unwinding these programs, we have continued to maintain the existing permanent life insurance coverage for the frozen group of six executive officers. No new permanent life insurance coverage has been issued to any executive officers since 2004.

Supplemental Executive Retirement Plan Benefit

Persons elected to an executive officer position after January 1, 2008, will continue to receive the basic Company retirement benefit provided to all employees (including the “restoration” benefit under the Omnibus Benefit Restoration Plan that is provided to employees whose wages or benefit accruals exceed the annual qualified retirement plan limits). In addition, officers participate in a defined contribution supplemental executive retirement plan (“DC SERP”), under which they receive an annual nonqualified plan contribution (equal to 10% of the prior year’s salary and earned incentive). Seventy-five percent of the annual contribution is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. Twenty-five percent is issued in Sonoco deferred restricted stock units. The benefit vests at age 55 for participants with at least five years of service as an executive officer.

After retirement, an officer’s defined contribution SERP (“DC SERP”) “account” is paid in three installments, with the first installment payable six months after an officer’s retirement date, the second installment payable in January of the next year following the first installment, and the third installment payable in January of the year following the second installment. A more detailed description of the DC SERP benefit, the tax qualified Sonoco Investment and Retirement Plan (SIRP) and its related nonqualified SIRP Restoration Benefit is set forth under “Description of Nonqualified Deferred Compensation Plans” on page 49 of this Proxy Statement. Messrs Saunders, Colyer and Tiede currently participate in these plans.

For executive officers elected before January 1, 2008, which is a frozen group of seven executive officers, including the CEO and COO, the retirement benefit includes the Company’s basic defined benefit retirement plan benefit and the “restoration” benefit under the Omnibus Benefit Restoration Plan, which is provided to those employees whose wages or benefit accruals exceed the annual qualified retirement plan limits. In addition, a separate defined benefit SERP (“DB SERP”) benefit is provided, which, when combined with the basic retirement benefit, the restoration benefit and full Social Security benefits, equals 60% of the executive officer’s final average cash earnings, assuming age 65 retirement with at least fifteen years of Company service. The calculation excludes long-term compensation in any form. In line with recent amendments to the Company’s basic defined benefit retirement plan and the “restoration” benefit under the Omnibus Benefit Restoration Plan, no additional benefits will accrue under the DB SERP after December 31, 2018. Officers whose DB SERP benefit accruals are frozen effective December 31, 2018 will begin participating in the DC SERP effective January 1, 2019.

The DB SERP benefit will be paid in three equal installments after retirement, with the first installment payable six months after an officer’s retirement date, the second installment payable six months after payment of the first installment, and the third installment payable 12 months after the payment of the second installment. The payment of the installments may be extended if needed to eliminate adverse accounting treatment to the Company.

A more detailed description of the DB SERP benefit, restoration benefit and the qualified pension plan benefit is set forth under the “Pension Restoration Benefit and DB SERP Benefit in the Restoration Plan” on page 47 of this Proxy Statement.

Executive Compensation Policies

Tax Deductibility of Compensation

IRC Section 162(m) limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our CFO) to $1 million per year unless such amounts are determined to be performance-based compensation. The Committee has taken, and it intends to continue to take, reasonable steps necessary to maximize our ability to deduct for federal tax purposes compensation provided to senior executives while maintaining compensation programs that support attraction and retention of key executives. However, such steps may not always be practical or consistent with the Committee’s compensation objectives. Given that the earnings limit for deductibility has remained fixed since 1993, and the value of some compensation elements cannot be determined until year-end, there are circumstances in which some executive compensation may not meet tax deductibility requirements. We can deduct all but $386,384 of the compensation shown in the Summary Compensation Table for 2011, excluding the value of equity-based awards which are either subject to taxation in a later period or not subject to the deduction limitation rules prescribed under 162(m) as they are performance-based. Executive officers are required to defer receipt of any PCSUs that vest but would not be deductible under Code Section 162(m) until six months following separation of service, unless an earlier distribution is required to comply with provisions of IRS Section 409A.

Stock Ownership Guidelines and Anti-Hedging Policy

To emphasize the importance of linking executive and shareholder interests, the Board of Directors adopted new stock ownership guidelines for executive officers. The new guidelines were effective as of January 1, 2011. The target level of ownership of common stock (or Common Stock Equivalents) was established as a multiple of each executive officer’s annual base salary as outlined below:

Chief Executive Officer	6.0 times annual base salary
Chief Operating Officer	4.0 times annual base salary
Executive Vice Presidents	3.0 times annual base salary
Senior Vice Presidents	2.0 times annual base salary
Other Officers	1.0 times annual base salary

Beginning on July 1, 2011, and until the executive attains the target ownership level, the executive is required to hold in shares at least one-half of the realized gains (less taxes) from the vesting or exercise of equity awards.

Common stock held in the Sonoco Savings Plan, stock equivalents earned through nonqualified deferred compensation programs, vested restricted stock units, and any other beneficially owned shares of common stock are included in determining compliance with the guidelines. Unvested restricted stock units and shares that may be acquired through the exercise of stock options or stock-settled stock appreciation rights are not included in the calculation of stock ownership for guideline purposes.

In 2010, the Board of Directors adopted an anti-hedging policy for Company stock. Sonoco considers it inappropriate for any director, officer (including all NEOs), or other employee to enter into speculative transactions in Sonoco stock. Such activities may put personal interests and objectives in conflict with the best interests of the Company and its stockholders. Therefore, our policy prohibits the purchase or sale by any director, officer or employee of puts, calls, options, warrants, or other derivative securities based on the Company’s stock. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.

Clawback Provision

The Committee is committed to adopting a formal clawback policy requiring adjustment or recovery of incentive awards or payments in the event that the performance measures upon which they are based are restated, or otherwise adjusted, in a manner that would reduce the size of an award or payment. The Committee will be required to adopt such a policy after the New York Stock Exchange adopts the related rules in accordance with regulations that are expected to be issued by the Securities and Exchange Commission in early 2012. Until a formal clawback policy is adopted, the Committee will review any situation that would be covered by such a policy, and determine a course of action that is deemed fair to both shareholders and award recipients.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee seeks input from Frederic W. Cook & Co., Inc., its independent compensation consultant, in its decision making process. The independent consultant reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant. The independent consultant does not provide services to the Company in any area other than executive and director compensation on behalf of the Committee.

The independent consultant is expected to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is summarized under the “Corporate Governance — Board Meetings and Committees of the Board — Executive Compensation Committee” on page 15 and is also available through the Investor Relations section of our website at www.sonoco.com. The independent consultant periodically advises the Committee as to trends in executive compensation and also provides specialized studies or expert advice as requested with respect to executive compensation issues. In 2011, the independent consultant conducted a competitive compensation review of our NEOs compared to our peer group’s NEOs, provided an update of compensation trends and regulatory developments, analyzed the Company’s use of share-based compensation compared to our peer group, and assisted in the preparation of the Company’s public filings with regard to executive compensation. The independent consultant meets in private session with the Committee at least once a year and attends regular Committee meetings in person or by telephone as requested. The independent consultant also provides advice and performs competitive analysis with respect to director compensation, as requested, for the Corporate Governance and Nominating Committee.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

In order to evaluate performance and use it as a basis for making compensation decisions, the full Board of Directors participates in a formal performance review process that is used for determining the CEO’s compensation. The CEO provides a written evaluation of his performance against objectives at year-end to each director. Each individual director completes a written evaluation of the CEO’s performance. Results are compiled by the Chair of the Corporate Governance and Nominating Committee, who then provides a copy to each director prior to the first Board of Directors meeting for the year. The Committee uses this summary from the Board of Directors to make decisions relative to the CEO’s compensation. The Committee also uses input from its independent compensation consultant in making decisions regarding the CEO’s compensation. The CEO does not participate in decisions regarding the determination of his own compensation, other than to prepare the summary of his results versus objectives for the year as described above.

For the other NEOs and executives, the Committee receives input and recommendations from our CEO as well as its independent compensation consultant. The NEOs or other officers do not have a role in the determination of their own compensation except to provide and discuss their performance against objectives during their annual performance reviews.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on that review and discussion, the Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2011, and in this Proxy Statement.

J.H. Mullin, III (Chair) P.L. Davies

J.M. Micali M.D. Oken

COMPENSATION RISK REVIEW

With the assistance of the Committee’s independent compensation consultant, we reviewed our compensation policies and practices applicable to our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. The key features of the executive compensation program that support this conclusion are the following:

•	Appropriate pay philosophy, peer group and market positioning

•	Effective balance between cash and equity compensation, and short- and long-term performance focus

•	Performance objectives with an appropriate level of difficulty that reflects the Board-approved annual budget and long-term strategic planning objectives

•

Multiple performance metrics in the annual and longer-term incentive programs that are intended to create a balanced focus on growth, profitability and asset efficiency, as well as absolute stock price appreciation

•	Committee’s ability to use its discretion to reduce earned incentive compensation based on a subjective evaluation of the quality of earnings, individual performance and other factors

•	Meaningful risk mitigators such as substantial stock ownership guidelines, Committee oversight and use of an independent external consultant

•

Incentive plans do not reward individuals for behaviors that can place the Company at risk (for example, incentives based on financial hedging transactions or incentives based on customer transactions that have significant financial risk).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)		Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards (2) ($) (f)	Non-Equity Incentive Plan Compensation (3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($) (h)	All Other Compen- sation (5) ($) (i)	Total ($) (j)
Harris E. DeLoach, Jr.	2011		$1,107,051	$-0-	$2,252,475	$845,000	$756,448	$957,743	$344,105	$6,262,822
Chairman and	2010		1,062,003	-0-	2,051,004	729,828	2,124,006	1,490,828	302,937	7,760,606
Chief Executive Officer	2009		1,023,600	-0-	2,369,000	799,900	1,601,217	2,601,029	322,418	8,717,164
Barry L. Saunders	2011		325,319	-0-	180,383	63,375	143,036	376,386	49,171	1,137,670
VP and	2010	(6)
Chief Financial Officer	2009	(6)
M. Jack Sanders	2011		621,948	-0-	1,334,800	338,000	371,863	1,366,193	82,484	4,115,288
President and	2010		525,318	-0-	1,275,500	326,040	848,057	1,331,541	68,786	4,375,242
Chief Operating Officer	2009		500,004	-0-	852,840	210,500	625,704	999,927	62,658	3,251,633
John M. Colyer, Jr.	2011		399,900	-0-	423,723	152,100	191,272	721,626	67,011	1,955,632
VP — Global Industrial	2010	(7)
Converting	2009	(7)
Robert C. Tiede	2011		394,926	-0-	356,709	118,300	188,893	-0-	140,634	1,199,462
VP — Global Flexibles and	2010		383,478	-0-	453,132	109,098	536,869	-0-	152,202	1,634,779
Packaging Services	2009		366,876	-0-	284,280	25,260	411,598	-0-	125,638	1,213,652
Charles J. Hupfer	2011	(8)	196,466	-0-	-0-	-0-	100,689	859,850	50,832	1,207,837
Former Senior VP and	2010		454,425	-0-	477,037	313,500	681,638	1,440,758	58,726	3,426,084
Chief Financial Officer	2009		422,700	-0-	592,250	172,610	476,890	918,866	54,599	2,637,915

(1)	Awards were made in the form of PCSUs. Three-year accelerated vesting of awards is tied to growth in base earnings per share (cumulative BEPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Discussion and Analysis (“CD&A”) on page 21. The amounts shown are the aggregate grant date fair values of the award(s) computed in accordance with FASB ASC Topic 718. The value of each individual award is based on the probable outcome of the performance conditions determined as of the grant date, which is the target number of PCSUs multiplied by the grant date fair value. Assumptions made in valuation of these awards are set forth in Note 11 to our financial statements for the year ended December 31, 2011, which are included in our 2011 Annual Report to Shareholders. Assuming the maximum level of performance was achieved at the end of the 2011-2013 three-year performance cycle, valued at the 2011 grant date fair value, the maximum award value for the 2011-2013 performance period would be $3,378,713 for Mr. DeLoach, $250,275 for Mr. Saunders, $2,002,200 for Mr. Sanders, $600,660 for Mr. Colyer, and $500,550 for Mr. Tiede. Mr. Hupfer did not receive an award in 2011 due to his announced retirement. The awards do not accumulate dividend equivalents unless vested and deferred, and are not subject to accelerated vesting, except upon a change in control in some cases.

As executive officers elected after January 1, 2008, Messrs Saunders, Colyer and Tiede participate in the defined contribution Supplemental Executive Retirement Plan (“DC SERP”). The contribution amount is equal to 10% of their salary and earned bonus and is further described on page 49. The benefit vests at age 55 with at least five years of service as an executive officer. Seventy-five percent of the contribution each year is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. These amounts are reflected in column (i) and described under footnote (5). Twenty-five percent of the contribution is invested in deferred restricted stock units. The amounts invested in deferred restricted stock units based on Messrs Saunders’, Colyer’s and Tiede’s 2010 salary and credited in 2011 were $13,533, $23,283 and $23,009 respectively and are reflected in column (e). The amounts earned in 2011 and awarded in 2012 in deferred restricted stock units were $11,709, $14,779 and $14,595 for Messrs Saunders, Colyer and Tiede respectively and will be reflected in the 2012 summary compensation table if each remains an NEO.

(2)	Awards were made in the form of SSARs. The amounts shown are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. All 2011 SSARs have a grant price of the closing market price of our common stock on the date of grant. They become exercisable one year from the date of grant and have a term of seven years.

The grant date present values were estimated using a binomial option-pricing model in accordance with the rules and regulations of the SEC and are not intended to forecast appreciation of our stock price. The 2011 SSARs had an estimated grant date present value of $8.45. The assumptions used in the binomial model are discussed in Note 11 to our financial statements for the year ended December 31, 2011, which are included in our 2011 Annual Report to Shareholders. The SSARs are not transferable, except by will, inheritance, qualified domestic relations order or gift to or for the benefit of family, and will not confer an actual dollar benefit on the holder unless they are exercised at a time when the market value of the stock exceeds the exercise price of the SSARs. The amount of any such benefit which may be obtained by exercise of the SSARs is not in any way predicated on or controlled by the estimate presented.

(3)	These amounts are awards pursuant to our annual Officer Incentive Plan as discussed on page 25 of the CD&A. The amounts shown were paid to the NEOs in February of the following year. None of the NEOs elected to defer any of the amounts in this column.

(4)	For Messrs DeLoach, Sanders and Hupfer, the amounts shown in this column are the aggregate change in the actuarial present value of accumulated benefits under our defined benefit pension plans shown in the “2011 Pension Benefits” table on page 45, from the pension plan measurement date used for our audited financial statements for the prior completed fiscal year to the measurement date used for the audited financial statements for the covered year shown in the table. In addition, for Mr. DeLoach, for 2011, 2010 and 2009, $107,937, $114,495 and $89,630, respectively of this amount represents the above market portion of interest credits on previously earned compensation for which payment has been deferred and amounts credited to the Company’s deferred compensation plan. (See page 49 for a description of this benefit.) These amounts are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	All other compensation for 2011 consisted of the following components for each NEO:

Name	Perquisites (a)	Executive Life Insurance (b)	Company Contributions and Accruals to Defined Contribution Savings Plans (c)	Company Contributions and Accruals to the Sonoco Investment and Retirement Plan (d)	Company Contributions to the Defined Contribution SERP (e)	Tax Gross-Ups (f)
H.E. DeLoach, Jr.	$22,813	$157,321	$64,621			$99,350
B.L. Saunders		2,125	11,919		$35,127
M.J. Sanders		36,807	29,400			16,277
J.M. Colyer, Jr.		3,810	18,863		44,338
R.C. Tiede		7,940	18,636	$70,272	43,786
C.J. Hupfer		18,753	18,488			13,591

(a)	Mr. DeLoach’s perquisites consisted of $22,813 for personal use of the corporate aircraft, computed at the aggregate incremental cost to the Company. The aggregate incremental cost to us for corporate aircraft usage was $1,750 per hour in 2011, based on the cost of fuel, maintenance, parts, hourly rental rate for engines under maintenance service plan, and landing and crew expenses. The Company does not provide a tax gross-up for the imputed income relating to the personal use of the Company plane.

(b)	Includes our contributions under the Executive Life Insurance program (including the Executive Term Life policies and the frozen Executive Permanent Life policies described on page 32) and the economic value of frozen split-dollar life insurance arrangements entered into before 1996.

(c)	Comprised of Company contributions to the Sonoco Savings Plan and accruals to individual accounts in the 401(k) Restoration component of the Omnibus Benefit Restoration Plan in order to keep employees whole with respect to our contributions that were limited by tax law.

(d)	Mr. Tiede participates in the Company’s defined contribution retirement plan, the Sonoco Investment and Retirement Plan (SIRP) and the SIRP Restoration component of the Omnibus Benefit Restoration Plan, which keeps employees whole with respect to contributions that were limited by tax law.

(e)	As executive officers elected after January 1, 2008, Messrs Saunders, Colyer and Tiede participate in the defined contribution Supplemental Executive Retirement Plan (“DC SERP”). The contribution amount is equal to 10% of their 2011 salary and earned bonus and is further described on page 49. Seventy-five percent of the annual contribution will be invested in a fixed interest account based on 120% of the IRS applicable long-term rate and represents the amounts shown in column (e) to this footnote 5. Twenty-five percent will be issued in Sonoco deferred restricted stock units and is further described under footnote (1) and disclosed in column (e) of the Summary Compensation Table. The benefit vests at age 55 with at least five years of service as an executive officer.

(f)	These amounts represent reimbursement during 2011 for the payment of taxes on company-provided replacement executive life premiums paid pursuant to the frozen executive permanent life insurance program (described on page 32) and are made because of pre-2004 contractual commitments. This benefit will not be extended to additional executives and will no longer be provided once the Company’s contractual obligation to covered executives is satisfied.

(6)	Mr. Saunders was not an NEO in 2009 or 2010.

(7)	Mr. Colyer was not an NEO in 2009 or 2010.

(8)	Mr. Hupfer retired effective June 1, 2011.

2011 GRANTS OF PLAN-BASED AWARDS

	Grant Date (b1)	Committee Action Date (b2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)		Exercise or Base Price of Option Awards ($/Share) (k)	Grant Date Fair Value of Stock and Option Awards ($) (4) (l)
Name (a)			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
H.E. DeLoach, Jr.
Annual Cash Incentive	NA	02-08-11	$442,820	$1,107,051	$2,214,102
SSARs	02-09-11	02-08-11									100,000		$36.34	$845,000
PCSUs	02-09-11	02-08-11				33,750	67,500		101,250					2,252,475
B.L. Saunders
Annual Cash Incentive(5)	NA	02-08-11	83,731	209,327	418,653
SSARs	02-09-11	02-08-11									7,500		36.34	63,375
PCSUs	02-09-11	02-08-11				2,500	5,000		7,500					166,850
M.J. Sanders
Annual Cash Incentive	NA	02-08-11	217,682	544,205	1,088,409
SSARs	02-09-11	02-08-11									40,000		36.34	338,000
PCSUs	02-09-11	02-08-11				20,000	40,000		60,000					1,334,800
J.M. Colyer, Jr.
Annual Cash Incentive	NA	02-08-11	111,972	279,930	559,860
SSARs	02-09-11	02-08-11									18,000		36.34	152,100
PCSUs	02-09-11	02-08-11				6,000	12,000		18,000					400,440
R.C. Tiede
Annual Cash Incentive	NA	02-08-11	110,579	276,448	552,896
SSARs	02-09-11	02-08-11									14,000		36.34	118,300
PCSUs	02-09-11	02-08-11				5,000	10,000		15,000					333,700
C.J. Hupfer
Annual Cash Incentive	NA	02-08-11	58,940	147,350	294,699
SSARs	02-09-11	02-08-11									-0-	(6)
PCSUs	02-09-11	02-08-11					-0-	(6)

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards established for the 2011 Officer Incentive Plan, as discussed on page 25 of the Compensation Discussion and Analysis and reflected in column (g) of the Summary Compensation Table.

(2)	PCSUs awarded in 2011. Information about determining the number of award shares, the performance-based conditions and vesting of these awards is provided on page 29 of the Compensation Discussion and Analysis section.

(3)	SSARs awarded in 2011. These awards have a one-year vesting period. Information about determining the number of award shares is provided on page 30 of the Compensation Discussion and Analysis.

(4)	The value for PCSUs is based on the probable outcome of the performance conditions determined as of grant date, which is the target number of PCSUs multiplied by the grant date fair value. The value of the option awards (SSARs) is based on a binomial model calculation of $8.45 per share on the date of grant.

(5)	Mr. Saunders participated in two different levels of the Company’s Officer Incentive Plan during 2011. Until May 1, 2011 as Vice President Corporate Controller and Chief Accounting Officer, he participated in the plan with a threshold, target and maximum payout as a percent of base salary equal to 20%, 50%, and 100%, respectively. On May 1, he was promoted to Vice President and Chief Financial Officer which increased his threshold, target and maximum payout as a percent of base salary to 28%, 70%, and 140%, respectively. The amounts in columns (c), (d) and (e) above reflect the relative weighted value of the two levels of the plan.

(6)	Mr. Hupfer did not receive a grant in 2011 due to his announced retirement of June 1, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

Name (a)	Option Grant Date	Option Vest Date	Option or SSAR Awards					Stock Awards
								Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(1) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($) (j)

			Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

H.E. DeLoach, Jr.	02/09/2011	02/09/2012		100,000		$36.3400	02/09/2018
	02/09/2011										33,750	(3)	$1,112,400
	02/10/2010	02/10/2011	116,400			28.4800	02/10/2017
	02/10/2010										40,200	(4)	1,324,992
	02/04/2009	02/04/2010	190,000			23.6900	02/04/2016
	02/06/2008	02/06/2009	111,000			29.3000	02/06/2015
	02/06/2008							9,000	(5)	296,640
	02/07/2007	02/07/2008	85,000			38.1100	02/07/2014
	02/01/2006	02/01/2007	80,000			33.3700	02/01/2013
	02/02/2005	02/02/2005	80,000			27.3100	02/02/2015
	02/04/2004	02/04/2005	73,000			23.8600	02/04/2014
	02/05/2003	02/05/2004	75,000			21.1500	02/05/2013
B.L. Saunders	02/09/2011	02/09/2012		7,500		36.3400	02/09/2018
	02/09/2011										2,500	(3)	82,400
	02/10/2010	02/10/2011	5,400			28.4800	02/10/2017
	02/10/2010										6,850	(4)	225,776
	02/06/2008	02/06/2009	4,500			29.3000	02/06/2015
	02/06/2008							300	(5)	9,888
	02/06/2008							8,273	(6)	272,678
	02/07/2007	02/07/2008	4,000			38.1100	02/07/2014
	02/01/2006	02/01/2007	5,000			33.3700	02/01/2013
M.J. Sanders	02/09/2011	02/09/2012		40,000		36.3400	02/09/2018
	02/09/2011										20,000	(3)	659,200
	02/10/2010	02/10/2011	52,000			28.4800	02/10/2017
	02/10/2010										25,000	(4)	824,000
	02/06/2008	02/06/2009	30,000			29.3000	02/06/2015
	02/06/2008							2,400	(5)	79,104
	02/07/2007	02/07/2008	22,500			38.1100	02/07/2014
	10/16/2006	10/16/2007	10,000			35.4200	10/16/2013
	02/01/2006	02/01/2007	20,000			33.3700	02/01/2013

Name (a)	Option Grant Date	Option Vest Date	Option or SSAR Awards						Stock Awards
									Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(1) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($) (j)

			Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
J.M. Colyer, Jr.	02/09/2011	02/09/2012			18,000		36.3400	02/09/2018
	02/09/2011											6,000	(3)	197,760
	02/10/2010	02/10/2011	17,400				28.4800	02/10/2017
	02/10/2010											8,500	(4)	280,160
	02/04/2009	02/04/2010	25,500				23.6900	02/04/2016
	02/06/2008	02/06/2009	6,000				29.3000	02/06/2015
	02/06/2008								240	(5)	7,910
	02/06/2008								7,747	(6)	255,341
	02/07/2007	02/07/2008	6,000				38.1100	02/07/2014
	02/01/2006	02/01/2007	5,500				33.3700	02/01/2013
	02/02/2005	02/02/2005	3,200				27.3100	02/02/2015
R.C. Tiede	02/09/2011	02/09/2012			14,000		36.3400	02/09/2018
	02/09/2011											5,000	(3)	164,800
	02/10/2010	02/10/2011	17,400				28.4800	02/10/2017
	02/10/2010											8,500	(4)	280,160
	02/04/2009	02/04/2010	6,000				23.6900	02/04/2016
	02/04/2009								11,206	(7)	369,350
	02/06/2008	02/06/2009	5,500				29.3000	02/06/2015
	02/06/2008								240	(5)	7,910
	02/07/2007	02/07/2008	4,000				38.1100	02/07/2014
	02/01/2006	02/01/2007	5,000				33.3700	02/01/2013
	02/02/2005	02/02/2005	4,000				27.3100	02/02/2015
	07/19/2004	07/19/2005	5,000	(8)			25.7900	07/19/2014
C.J. Hupfer	02/10/2010	02/10/2011	50,000				28.4800	02/10/2017
	02/10/2010											9,350	(4)	308,176
	02/04/2009	02/04/2010	41,000				23.6900	02/04/2016
	02/06/2008	02/06/2009	29,000				29.3000	02/06/2015
	02/07/2007	02/07/2008	25,000				38.1100	02/07/2014
	02/01/2006	02/01/2007	25,000				33.3700	02/01/2013
	02/02/2005	02/02/2005	25,000				27.3100	02/02/2015
	02/04/2004	02/04/2005	24,000				23.8600	02/04/2014
	04/17/2002	04/17/2003	6,250				28.9300	04/17/2012

(1)	Except in the event of termination of employment as a result of death, disability, or retirement, termination of a participant’s employment prior to vesting will result in forfeiture of any unvested award. Upon consummation of a change in control that meets the criteria as specified under IRC Section 409A and related regulations, all unvested PCSUs will vest at target on a prorata basis if the change in control occurs during the three-year performance period or at threshold on a prorata basis if change in control occurs during the time-vesting period in year four or five. A lump sum payment equal to the aggregate fair market value of the PCSUs will be issued to the participant within 30 days following the change in control unless the PCSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m).

(2)	Values of PCSUs shown in column (h) and PCSUs/RSUs shown in column (j) are based on the December 31, 2011, closing price of $32.96.

(3)	These figures represent the number of threshold shares of PCSUs granted February 9, 2011 that will vest on December 31, 2013, if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. In the event that threshold performance goals are not attained and vesting at the end of the three-year performance period is less than 50% of the target award opportunity, the difference between 50% of target and what actually vests is deferred and potentially payable in equal share installments at the end of the fourth and fifth year, subject to the participant’s continued employment for that period.

(4)	These figures represent the number of threshold shares of PCSUs granted February 10, 2010 that will vest on December 31, 2012, if performance criteria are met. The actual number of shares that vest can vary from 0% to 300% of those threshold shares. In the event that threshold performance goals are not attained and vesting at the end of the three-year performance period is less than 50% of the target award opportunity, the difference between 50% of target and what actually vests is deferred and potentially payable in equal share installments at the end of the fourth and fifth year, subject to the participant’s continued employment for that period.

(5)	These figures represent the remaining number of threshold PCSUs granted February 6, 2008. Performance criteria for the 2008-2010 performance cycle vested 52% of threshold shares. To encourage retention, the plan provides that if less than 100% of threshold shares vest, then the difference between what actually vests and 100% of threshold shares, vests in two equal portions at the end of the fourth and fifth year of the plan, or at the end of 2011 and 2012 respectively, subject to the participant’s continued employment for that period. The remaining number of threshold shares scheduled to vest at the end of 2012 is reflected here.

(6)	These Restricted Stock Units were awarded to Mr. Saunders and Mr. Colyer in recognition of their election as corporate officers. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. The shares vest in three equal increments on the third, fourth and fifth anniversary of the grant. If the executive officer leaves the Company for any reason before the shares vest, the unvested shares are forfeited. The individual grant agreement provides for vesting on a prorata basis in the event of death or disability. Upon consummation of a change in control that meets the criteria of IRC Section 409A and the related regulations, all unvested RSUs will vest on a prorata basis. A lump sum payment equal to the aggregate fair market value of the vested RSUs will be issued to the participant within 30 days following the change in control unless the RSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). The restricted stock units do not have voting rights. Mr. Saunders elected to defer receipt of his shares until six months following his separation of service from the Company and elected a payout option of one, two or three annual installments.

(7)	These Restricted Stock Units were awarded to Mr. Tiede in recognition of his election as a corporate officer. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares. The shares vest in three equal increments on the third, fourth and fifth anniversary of the grant. Receipt of shares occurs six months following separation of service. If the executive officer leaves the Company for any reason before the shares vest, the unvested shares are forfeited. The individual grant agreement provides for vesting on a prorata basis in the event of death or disability. Upon consummation of a change in control that meets the criteria of IRC Section 409A and the related regulations, all unvested RSUs will vest on a prorata basis. A lump sum payment equal to the aggregate fair market value of the vested RSUs will be issued to the participant within 30 days following the change in control unless the RSUs were subject to a deferral election or mandatory deferral under IRC Section 162(m). The restricted stock units do not have voting rights.

(8)	This one-time award of options was made to Mr. Tiede when he joined Sonoco.

2011 OPTION EXERCISES AND STOCK VESTED

The following table provides information about options exercised by our NEOs in 2011 and about RSUs and PCSUs that vested in 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting (6) ($) (c)
H.E. DeLoach, Jr.	175,000	$1,818,530	15,000	(2)	$494,400
			9,000	(3)	296,640
			134,000	(4)	4,416,640

Total			158,000		5,207,680
B.L. Saunders			500	(2)	16,480
			300	(3)	9,888
			10,318	(4)	340,081
			3,742	(5)	135,573

Total			14,860		502,022
M.J. Sanders	68,000	822,916	3,125	(2)	103,000
			2,400	(3)	79,104
			48,240	(4)	1,589,990

Total			53,765		1,772,094
J.M. Colyer, Jr.			500	(2)	16,480
			240	(3)	7,910
			18,760	(4)	618,330
			3,742	(5)	135,573

Total			23,242		778,293
R.C. Tiede			500	(2)	16,480
			240	(3)	7,910
			2,680	(4)	88,333

Total			3,420		112,723
C.J. Hupfer	38,750	359,748	1,458	(2)	48,056
			900	(3)	29,664
			26,986	(4)	889,459

Total			29,344		967,179

(1)	The difference between the market price of the common stock at exercise and the exercise price.

(2)	These figures represent shares that vested for the 2007-2009 long-term incentive plan. Since the performance criteria were not met and less than 100% of threshold shares vested during the three-year performance period that ended on December 31, 2009, 100% of the threshold shares would vest in equal amounts in years four and five. The shares shown are those that vested at the end of year five. Mr. DeLoach, Mr. Hupfer and Mr. Sanders elected to defer receipt of all of these shares until six months following separation of service from the Company, and have elected a payout option of one, two or three annual installments. After vesting, the deferred shares are credited with dividend equivalents. Deferred shares are also shown in Column (a) of the “2011 Nonqualified Deferred Compensation” table on page 48.

(3)	These figures represent shares that vested for the 2008-2010 long-term incentive plan. Performance criteria for the 2008-2010 performance cycle vested 52% of threshold shares. To encourage retention, the plan provides that if less than 100% of threshold shares vest, then the difference between what actually vests and 100% of threshold shares, vests in two equal portions at the end of the fourth and fifth year of the plan, or at the end of 2011 and

2012 respectively, subject to the participant’s continued employment for that period. The shares shown are those that vested at the end of year four. Mr. DeLoach and Mr. Sanders elected to defer receipt of these shares until six months following separation of service from the Company, and have elected a payout option of one, two or three annual installments. After vesting, the deferred shares are credited with dividend equivalents. Deferred shares are also shown in Column (a) of the “2011 Nonqualified Deferred Compensation” table on page 48.

(4)	These figures represent the number of performance shares that vested for the 2009-2011 long-term incentive performance period that ended on December 31, 2011. The plan provisions are discussed on page 29. Mr. DeLoach and Mr. Sanders elected to defer receipt of these shares until six months following separation of service from the Company, and have elected a payout option of one, two or three annual installments. After vesting, the deferred shares are credited with dividend equivalents. Deferred shares are also shown in Column (a) of the “2011 Nonqualified Deferred Compensation” table on page 48.

(5)	These shares represent one third of the restricted stock units awarded to Mr. Saunders and Mr. Colyer upon their elections as a corporate officers. The initial grant of 10,000 shares was issued on February 6, 2008, and vests in three increments on the third, fourth and fifth anniversary of the grant. The shares were credited with dividend equivalents during the vesting period. These figures represent the shares and dividend equivalents that vested on the third anniversary of the grant in 2011. Mr. Saunders elected to defer receipt of all of these shares until six months following separation of service from the Company and elected a payout option of one, two or three annual installments. Deferred shares are also shown in Column (a) of the “2011 Nonqualified Deferred Compensation” table on page 48.

(6)	Based on the closing stock price on the date of vesting.

2011 PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit (2) ($) (d)	Payments During Last Fiscal Year ($) (e)
H.E. DeLoach, Jr.	Sonoco Pension Plan	25	$999,573	-0-
	Omnibus Benefit Restoration Plan Pension Restoration Benefit	25	11,796,143	-0-
	DB SERP Benefit	26	11,222,134	-0-

	Total		24,017,850
B.L. Saunders (3)	Sonoco Pension Plan	21.5	541,910	-0-
	Omnibus Benefit Restoration Plan Pension Restoration Benefit	21.5	537,859	-0-

	Total		1,079,769
M.J. Sanders	Sonoco Pension Plan	23	746,782	-0-
	Omnibus Benefit Restoration Plan Pension Restoration Benefit	23	2,594,902	-0-
	DB SERP Benefit	24	2,668,991	-0-

	Total		6,010,675
J.M. Colyer, Jr. (3)	Sonoco Pension Plan	27	626,337	-0-
	Omnibus Benefit Restoration Plan Pension Restoration Benefit	27	1,057,511	-0-

	Total		1,683,848
R.C. Tiede (4)
C.J. Hupfer	Sonoco Pension Plan	34.4167	1,293,526	$54,506	(5)
	Omnibus Benefit Restoration Plan Pension Restoration Benefit	34.4167	4,544,358	181,863	(5)
	DB SERP Benefit	35.5	1,624,370	843,442	(5)

	Total		7,462,254	1,079,811

(1)	Years of Credited Service under the Sonoco Pension Plan and the Pension Restoration Benefit component of the Omnibus Benefit Restoration Plan begin on January 1 or July 1 coincident with or following one year of service. Years of Credited Service under the defined benefit SERP Benefit (“DB SERP”) component of the Omnibus Benefit Restoration plan begin on the date of hire. Mr. Hupfer’s years of credited service are measured to his retirement date of June 1, 2011.

(2)	Messrs DeLoach, Sanders, and Hupfer participate in two Sonoco-sponsored defined benefit pension plans: the Sonoco Pension Plan (“Pension Plan”), a tax-qualified plan, and the Omnibus Benefit Restoration Plan of Sonoco Products Company (the “Restoration Plan”), a nonqualified supplemental retirement plan which has two separate defined benefit components: (i) the Pension Restoration Benefit, which compensates our NEOs, as well as other employees, for any benefits lost under the Pension Plan because of pay and benefit limitations set by the IRC, and, (ii) the defined benefit Supplemental Executive Retirement Plan Benefit (the “DB SERP”), which provides an additional benefit to certain of our executive officers elected before January 1, 2008. Further information about these plans is provided in the narrative discussion below. We adopted the DB SERP in 1979 and amended and restated the DB SERP in 1994 to include the Pension Restoration Benefit. We do not provide extra years of credited service under the plans.

We calculate the present values shown in the table using: (i) the same discount rates we use for applicable financial reporting purposes (4.76% for the Sonoco Pension Plan and 4.23% for the Pension Restoration Benefit and the DB SERP); and (ii) each plan’s earliest unreduced retirement age (age 65 for the Sonoco Pension Plan, the Pension Restoration Benefit and the DB SERP as discussed below). The present values shown in the table reflect post-

retirement mortality, based on the applicable financial reporting assumption (the RP2000 Combined Healthy mortality table generationally projected with Scale AA as of December 31, 2011), but do not include an assumption of pre-retirement termination, mortality or disability.

The elements of compensation considered in determining the pensions payable to the NEOs are the compensation shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” on page 36.

(3)	Mr. Saunders and Mr. Colyer also participate in the Pension Plan and in the Pension Restoration Benefit component of the Omnibus Benefit Restoration Plan. In addition, they participate in the defined contribution Supplemental Executive Retirement Plan (DC SERP) which is described on page 49.

(4)	Mr. Tiede does not participate in the Pension Plan or the Pension Restoration Benefit of the Restoration Plan because he was hired after participation in these plans was frozen. Instead, he participates in the broad-based defined contribution Sonoco Investment and Retirement Plan (SIRP), for employees hired on or after January 1, 2004. In addition, he participates in two nonqualified deferred compensation plans, the SIRP Restoration Benefit component of the Omnibus Benefit Restoration Plan and the DC SERP. These two plans are described on page 49.

(5)	Payments under the plans in connection with Mr. Hupfer’s retirement effective June 1, 2011.

Sonoco Pension Plan

The Sonoco Pension Plan is a defined benefit retirement plan and covers the majority of employees in the United States, and certain U.S. expatriate employees hired prior to 2004. Effective December 31, 2003, the Company froze participation for newly hired salaried and non-union hourly U.S. employees in this plan. The Sonoco Pension Plan was further amended in 2009 to freeze benefit accruals for all participants, effective December 31, 2018. The Sonoco Pension Plan provides participants with a life annuity annual benefit at normal retirement equal to the sum of A plus B minus C plus D below.

A.	$42 multiplied by years of benefit service (up to 30); plus

B.	1.67% of five-year final average earnings multiplied by years of benefit service (up to 30); minus

C.	1.67% of the Social Security Primary Insurance Amount multiplied by years of benefit service (up to 30); plus

D.	0.25% of five-year final average earnings multiplied by years of benefit service in excess of 30 years.

Final average earnings are the average of the five highest calendar years (which do not have to be consecutive) of compensation. For this purpose, the NEOs’ earnings reflect salary and annual incentives that are paid in the same year subject to the annual limit imposed by the IRC ($245,000 in 2011).

Benefit service begins at the date of commencement of participation, which is the January 1 or July 1 coincident with or following one year of service.

Participants become fully vested in their retirement benefit upon the earlier of completion of five years of service or attainment of age 55. The benefit is payable on an unreduced basis at age 65. Employees may choose to commence their benefits as early as age 55, with subsidized early retirement reductions of 3.6% per year from age 65.

If the participant is disabled prior to retirement, the participant’s benefit is determined as if he or she terminated employment on the date of disability. Upon death prior to retirement, if the participant is fully vested and survived by his or her spouse, the spouse will receive a pre-retirement survivor annuity. The preretirement survivor annuity is equal to 50% of the accrued benefit in the Pension Plan, adjusted for the 50% joint and survivor form of payment and reduced for early commencement, and is payable at the later of the participant’s death or the participant’s earliest retirement age.

The Sonoco Pension Plan offers several optional forms of payment, including joint and survivor annuities, period certain annuities and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Pension Restoration Benefit and DB SERP Benefit in the Restoration Plan

The Pension Restoration Benefit under the Restoration Plan is provided to Sonoco employees hired before 2004 (including the NEOs with the exception of Mr. Tiede) for any benefits lost under the Sonoco Pension Plan because of pay and benefit limitations set by the IRC. Generally, the terms and conditions of the Pension Restoration Benefit (subject to the requirements of IRC Section 409A) are consistent with the provisions, terms and conditions of the Pension Plan, which are discussed above under the caption “Sonoco Pension Plan.” The Pension Restoration Benefit component of the Omnibus Benefit Restoration Plan was amended in 2009 to freeze benefit accruals effective December 31, 2018.

The DB SERP Benefit under the Restoration Plan is provided only to designated officers elected before January 1, 2008, including Mr. DeLoach, Mr. Sanders and Mr. Hupfer. With 15 years of service and retirement at age 65, it provides an annual payment equal to 60% replacement of final average earnings offset by the Sonoco Pension Plan benefit, the Pension Restoration Benefit and full Social Security benefits. Officers elected before January 1, 2006, become fully vested in their DB SERP Benefit upon the completion of five years service in the DB SERP. Officers elected after January 1, 2006, become fully vested in their DB SERP Benefit upon completion of five years service in the DB SERP and attainment of age 55. The DB SERP benefit was amended to freeze benefit accruals effective December 31, 2018, to be consistent with the 2009 amendments to freeze accruals in the Sonoco Pension Plan and the Pension Restoration Benefit component of the Omnibus Benefit Restoration Plan.

The annual DB SERP Benefit payable to a participant who separates from service and retires at age 65 is calculated by multiplying 4.0% of three-year final average cash earnings, with the product further multiplied by years of benefit service to a maximum of 15 years. Benefit service under the DB SERP begins at the date of hire. If a participant retires prior to age 65, the retirement benefit is reduced by a fraction, the numerator of which is the participant’s total benefit service to the participant’s date of separation and the denominator of which is the participant’s benefit service projected to age 65. The retirement benefit is further offset by the participant’s Pension Plan benefit, the Pension Restoration Benefit and full Social Security benefits. If a participant retires prior to age 62, the benefit is further reduced by subsidized early retirement reductions of 3% per year from age 62. (In this case, however, the Social Security benefit offset would not begin until the participant attains age 62.)

Final average cash earnings for the DB SERP Benefit are the average of the three highest calendar years (which do not have to be consecutive) of compensation in the last seven years before retirement. For this purpose, the NEOs’ earnings include salary and the annual incentive earned with respect to each such calendar year.

Mr. DeLoach and Mr. Sanders are eligible to retire under the plan. Mr. Hupfer retired effective June 1, 2011.

The DB SERP Benefit is calculated as a 75% joint and survivor annuity for a participant who has been married for at least one year, and a 10-year certain and life annuity for all other participants.

Mr. DeLoach and Mr. Sanders have elected to receive the actuarially equivalent value of the DB SERP Benefit in three equal installments after retirement in lieu of the monthly 75% joint and survivor annuity or the 10-year certain and life annuity. Mr. Hupfer also elected to receive the actuarially equivalent value of the DB SERP Benefit, and received his initial installment in December, 2011.

In the event of disability, the annual Restoration Plan disability benefit payable is equal to the early retirement DB SERP benefit, the combined family Social Security benefits, the Pension Restoration Benefit and Sonoco Pension Plan benefit. If the early retirement DB SERP benefit (prior to the conversion to the actuarially equivalent value of the DB SERP benefit noted above), when added to the officer’s combined family Social Security benefits and Pension Plan benefit, is less than 60% of current base salary, the difference will be payable from the Long-Term Disability Plan. When the benefit from the Long-Term Disability Plan ends, any unpaid DB SERP Benefit installments, the Pension Restoration Benefit and benefits from the Pension Plan would continue.

Mr. DeLoach and Mr. Sanders are also eligible for disability benefits under the Restoration Plan since each is at least 55 years of age and is eligible to retire.

2011 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in 2011(1)(5) ($) (b)	Registrant Contributions in 2011(5) ($) (c)	Aggregate Earnings in 2011(2)(5) ($) (d)	Aggregate Withdrawals/ Distributions in 2011(3) ($) (e)	Aggregate Balance at End of 2011(3)(4)(5) ($) (f)
H.E. DeLoach, Jr.
1983 Officer Deferred Compensation Plan	-0-	-0-	$372,706	-0-	$3,429,211
1991 Officer Deferred Compensation Plan	-0-	-0-	529	-0-	40,300
401(k) Restoration Benefit	-0-	$59,721	66,594	-0-	1,092,673
Deferred PCSUs/RSUs	$5,207,680	-0-	231,199	-0-	23,645,527
B.L. Saunders
401(k) Restoration Benefit	-0-	7,019	2,306	-0-	47,889
Deferred PCSUs/RSUs	-0-	-0-	4,945	-0-	376,130
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	35,127	4,934	-0-	143,706
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	13,533	(476)	-0-	39,690
M.J. Sanders
401(k) Restoration Benefit	-0-	24,500	12,823	-0-	221,868
Deferred PCSUs/RSUs	1,772,094	-0-	12,536	-0-	3,140,373
J.M. Colyer, Jr.
401(k) Restoration Benefit	-0-	13,963	1,781	-0-	71,841
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	44,338	7,032	-0-	199,078
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	23,283	(993)	-0-	55,175
R.C. Tiede
401(k) Restoration Benefit	-0-	13,736	5,396	-0-	109,030
Defined Contribution Sonoco Investment and Retirement Plan Restoration Benefit	-0-	54,944	6,946	-0-	217,872
Defined Contribution Supplemental Executive Retirement Plan (Deferred Cash)	-0-	43,786	6,546	-0-	180,689
Defined Contribution Supplemental Executive Retirement Plan (Deferred Stock)	-0-	23,009	(1,092)	-0-	45,735
C.J. Hupfer
1991 Officer Deferred Compensation Plan	-0-	-0-	3,483	$20,349	40,905
401(k) Restoration Benefit	-0-	13,588	14,303	79,659	164,803
Deferred PCSUs/RSUs	-0-	-0-	6,644	1,220,490	1,263,815

(1)	Includes aggregate of deferred equity compensation. The value of the equity deferral is based on the number of deferred share units multiplied by the closing price of Sonoco stock on the date of deferral (vesting date), which in all cases was $32.96 per share on December 31, 2011. These awards have been previously reported in the Summary Compensation table.

(2)	Amounts reflect accrued interest on deferred compensation in interest bearing accounts and earnings growth, including dividend credits for deferred compensation in stock equivalent accounts. Any deferred compensation in stock equivalent accounts are based on the December 31, 2011 closing price of $32.96. Values also reflect any required Social Security taxes on shares that vested in 2011.

(3)	Amounts shown for Mr. Hupfer reflect required distributions in December, 2011 related to his retirement from the Company on June 1, 2011.

(4)

For all of the NEOs, the portion of the amounts shown in column (f) above that relate to the 401(k) Restoration Benefit is payable in three installments following the participant’s separation from service. The remaining amounts are payable according to each NEO’s elected payment schedule, which can range from one to 15 annual installments subject to the provisions of IRC Section 409A had separation from service occurred on December 31, 2011. For Mr. Tiede the portion of the amounts shown (if any) in column (f) above that relate to the Sonoco Investment and Retirement Plan Restoration Benefit is payable in three cash installments, with the initial installment paid six months following separation from service and the second and third installments paid in January of the following years. For Messrs Saunders, Colyer and Tiede, the portion that relates to the Defined Contribution SERP is payable in three installments, with the initial installment paid six months following the officer’s retirement date and the second and third installments paid in January of the following years.

(5)	The following table shows contributions and earnings that are reported in the “Summary Compensation Table” on page 36 or were reported in the Summary Compensation Table in previous years.

Name	Amounts in column (b) reported in the Summary Compensation Table	Amounts in column (c) reported in the Summary Compensation Table	Amounts in column (d) reported in the Summary Compensation Table	Amounts in column (f) previously reported as compensation in the Summary Compensation Table for previous years	Amounts in column (f) payable in company stock rather than cash
H.E. DeLoach, Jr.	$5,207,680	$59,721	$107,937	$14,381,326	$23,685,827
B.L. Saunders	-0-	55,679	-0-	-0-	415,820
M.J. Sanders	1,722,094	24,500	-0-	1,954,972	3,140,373
J.M. Colyer, Jr.	-0-	81,584	-0-	-0-	55,175
R.C. Tiede	-0-	135,475	-0-	228,045	45,735
C.J. Hupfer	-0-	13,588	-0-	1,114,712	1,263,815

Description of Nonqualified Deferred Compensation Plans

From 1983 through 1989 executive officers and directors were eligible to participate in a salary/incentive deferral plan under which they could commit to defer a specific dollar amount of salary and/or incentive over a one to four year period and in return receive a fixed monthly annuity for 180 months beginning in the January after the person reaches age 65 (or subsequent retirement if elected by the participant). The amount of monthly annuity varied with the individual’s age and prevailing interest rates at the time the commitment to defer was made. Mr. DeLoach is the only officer currently with the Company who made contributions to this plan. Mr. DeLoach elected to commence payment in January following his retirement, and, under the terms of the plan, had he retired in 2011, his combined monthly payout based on his contributions would have been $37,515 commencing in January 2012. The historical effective interest rates on the contributions made by Mr. DeLoach ranged from 9.6% to 17.1%, and the rates decreased to 7% effective January 1, 2010 when his payments (absent the election) would have otherwise commenced.

In 1991, the Company implemented a new Deferred Compensation Plan for Corporate Officers. Each participant is eligible to make an irrevocable deferral election on an annual basis. The minimum deferral is $5,000 and the maximum annual deferral is 50% of compensation (salary and/or incentive) earned during the year for which the deferral election is made. Deferrals are made monthly from salary and annually from incentive payments. The participants may elect to invest the deferred compensation in the Interest Account or the Stock Equivalent Account. Deferrals initially made into one account may not be subsequently changed to the other account. The Interest Account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high quality bond index listed on the preceding December 15. For 2011, the interest rate was 6.04%. Deferrals into the Stock Equivalent Account are converted into phantom stock equivalents as if Sonoco shares were actually purchased. Dividend credits are also credited to the Stock Equivalent Account as if shares were actually purchased. Payments from these plans are made annually after separation from service. For amounts deferred prior to January 1, 2006, participants could select payment schedules for periods of one to 15 years. For deferrals after January 1, 2006, the payment period was changed to one, three or five years. Under IRC Section 409A, payments of amounts that were deferred after December 31, 2004, are subject to a minimum six month delay after separation from service with the Company. None of the NEOs made a deferral into this plan in 2011.

The NEOs, as well as other employees, participate in the 401(k) Restoration component of the Omnibus Benefit Restoration Plan, which keeps employees whole with respect to company contributions to the Sonoco Savings Plan that are limited by the IRC. Mr. DeLoach and Mr. Sanders also participate in the DB SERP Benefit and Pension Restoration Benefit components of the Omnibus Benefit Restoration Plan as did Mr. Hupfer, prior to his retirement. Mr. Saunders and Mr. Colyer also participate in the Pension Restoration Benefit component of the Omnibus Benefit Restoration Plan. Those amounts are shown in the “2011 Pension Benefits” table, beginning on page 45.

Mr. Tiede participates in the Sonoco Investment and Retirement Plan (SIRP), a tax-qualified defined contribution arrangement for employees hired on or after January 1, 2004. He also participates in two defined contribution components of the nonqualified Omnibus Benefit Restoration Plan — the SIRP Restoration Benefit, which provides benefits to all participants in the SIRP whose wages or benefit accruals exceed the annual IRC qualified retirement plan limits, and the Defined Contribution SERP (“DC SERP”), which provides supplemental retirement benefits to executive officers elected after January 1, 2008.

The annual SIRP contribution is equal to 4% of the employee’s cash earnings paid in the prior calendar year, plus an additional 4% of the employee’s cash earnings in excess of the Social Security wage base ($106,800 in 2011). Its related nonqualified SIRP Restoration Benefit, as noted above, provides an additional credit covering pay in excess of the annual IRC limit ($245,000 in 2011). One hundred percent of the SIRP contribution is invested at the employee’s discretion in any of several available indexed funds. Participants become fully vested in their SIRP benefit and SIRP Restoration Benefit at the earlier of three years of service or age 55. Mr. Tiede is fully vested in the SIRP benefit and SIRP Restoration Benefit.

At separation from service or retirement, the participant may elect to receive the SIRP benefit under several different forms of payment. The SIRP Restoration Benefit is payable in three cash installments, with the initial installment paid six months following separation from service and the second and third installments paid in January of the following years.

The SIRP Restoration Benefits that are due upon death are payable to the participant’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the participant’s death, and the second and third installments paid in January of the following years.

Messrs Saunders, Colyer and Tiede participate in the DC SERP Plan. The annual DC SERP contribution is equal to 10% of the prior year’s salary and earned incentive. Seventy-five percent of the annual DC SERP contribution is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. The remaining 25% will be issued in Sonoco deferred restricted stock units. The DC SERP benefit vests at age 55 with at least five years of service as an executive officer. The deferred restricted stock units do not have voting rights. The shares are credited with dividend equivalents, which are not paid out until receipt of the shares.

The vested DC SERP account is paid in three installments, with the initial installment paid six months following the officer’s retirement date and the second and third installments paid in January of the following years. The vested DC SERP benefits that are due upon death are payable to the officer’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the officer’s death, and the second and third installments paid in January of the following years. Messrs Saunders, Colyer and Tiede were not vested in the DC SERP Plan as of December 31, 2011.

Executive officers who participate in the PCSU portion of the Company’s long-term incentive plan as described on page 29 of the Compensation Discussion and Analysis may make an irrevocable election to defer receipt of any shares that vest until after their separation from service with the Company. Deferral elections made during or after 2003 must be for at least six months after separation from service with the Company. Additionally, receipt of any such units that vest and are not deductible under IRC Section 162(m) must be deferred until at least six months following separation of service. At the time of deferral, officers must elect a payment schedule of one, two or three annual installments. PCSUs accrue dividend equivalents only after vesting.

POTENTIAL BENEFITS PAYABLE IMMEDIATELY UPON CERTAIN SEPARATION EVENTS

Nonqualified Pension Amounts, Life Insurance Benefits, and Equity Values

The table below and the notes that follow set forth estimates of the nonqualified pension amounts, life insurance benefits and equity values that would have been payable to each of the NEOs had the specified termination events occurred on December 31, 2011. (Qualified pension benefits that would have been received are disclosed and discussed in the “2011 Pension Benefits” table on page 45.) The equity values are based on the December 31, 2011 stock price of $32.96.

Name	Termination (a)	Disability (b)		Retirement (c)	Change in Control (d)		Death (e)
H.E. DeLoach, Jr.
Pension Restoration Benefit (1)	$1,004,748	$1,004,748		$1,004,748	$1,004,748		$444,450
DB SERP Benefit (2)	3,826,678	3,826,678		3,826,678	3,826,678		3,499,598
Unvested SSARs	-0-	-0-	(4)	-0-	-0-	(4)(5)	-0-	(4)
Unvested PCSUs	-0-	2,508,256		2,508,256	2,508,256	(6)	2,508,256
Executive Life Insurance Plan Lump Sum (3)							11,000,000
B.L. Saunders
Pension Restoration Benefit (1)	43,790	43,790		43,790	43,790		20,439
Unvested SSARs	-0-	-0-	(4)	-0-	-0-	(4)(5)	-0-	(4)
Unvested PCSUs	-0-	246,112		246,112	246,112	(6)	246,112
Unvested RSUs	-0-	219,975		-0-	219,975	(7)	219,975
Executive Life Insurance Plan Lump Sum (3)							750,000
M.J. Sanders
Pension Restoration Benefit (1)	201,853	201,853		201,853	201,853		91,288
DB SERP Benefit (2)	1,474,892	1,474,892		1,474,892	1,474,892		1,576,035
Unvested SSARs	-0-	-0-	(4)	-0-	-0-	(4)(5)	-0-	(4)
Unvested PCSUs	-0-	1,538,112		1,538,112	1,538,112	(6)	1,538,112
Executive Life Insurance Plan Lump Sum (3)							3,500,000
J.M. Colyer, Jr.
Pension Restoration Benefit (1)	92,737	92,737		92,737	92,737		-0-
Unvested SSARs	-0-	-0-	(4)	-0-	-0-	(4)(5)	-0-	(4)
Unvested PCSUs	-0-	505,376		505,376	505,376	(6)	505,376
Unvested RSUs	-0-	210,021		-0-	210,021	(7)	210,021
Executive Life Insurance Plan Lump Sum (3)							1,000,000
R.C. Tiede (8)
Unvested SSARs	-0-	-0-	(4)	-0-	-0-	(4)(5)	-0-	(4)
Unvested PCSUs	-0-	483,392		483,392	483,392	(6)	483,392
Unvested RSUs	-0-	273,205		-0-	273,205	(7)	273,205
Executive Life Insurance Plan Lump Sum (3)							1,000,000
C.J. Hupfer
Pension Restoration Benefit (1)				311,765
DB SERP Benefit (2)				843,442
Unvested PCSUs				410,912

(1)	The Events included in columns (a) through (d) provide that the Pension Restoration Benefits are payable to these NEOs for their lifetimes, in addition to the benefits payable from the Sonoco Pension Plan and Social Security (if applicable). The Pension Restoration Benefits for Mr. DeLoach and Mr. Sanders are payable immediately, as they are already eligible to retire.

Since Mr. Saunders and Mr. Colyer are vested but not eligible to retire, the initial monthly payments of their Pension Restoration Benefits would be payable beginning on May 1, 2014 and April 1, 2016, respectively, which is the first date upon which they would be eligible to commence receipt of their benefits.

The payment of any Pension Restoration Benefits included in column (d) is contingent upon termination of employment.

The Pension Restoration Benefits included in column (e) for Mr. DeLoach and Mr. Sanders (payable as a 50% surviving spouse benefit) that are due upon the death of a participant (the pre-retirement death benefits) are payable for the lifetime of the NEO’s spouse.

Since Mr. Saunders is vested but not eligible to retire, the initial monthly payment of his Pension Restoration Benefit would be payable to his surviving spouse beginning May 1, 2014, in the form of a life annuity. Mr. Colyer is unmarried and no survivor benefits would be payable.

The Pension Restoration Benefit for Mr. Hupfer is payable as a 75% Joint and Survivor annuity, which he elected immediately prior to his retirement on June 1, 2011.

(2)	The Events included in columns (a) through (d) provide that the DB SERP Benefits for Mr. DeLoach and Mr. Sanders are payable in three equal installments in lieu of the annual DB SERP Benefits and represent the first of the three equal installments. The calculation of the DB SERP Benefit does not include an offset for Social Security for Mr. Sanders as he is not yet eligible for Social Security benefits.

The payment of any Pension Restoration Benefits included in column (d) is contingent upon termination of employment.

The DB SERP Benefits included in column (e) for Mr. DeLoach and Mr. Sanders are payable in three annual installments to the NEO’s spouse in lieu of the 75% surviving spouse benefit, and have been offset by the 50% surviving spouse benefit from both the Sonoco Pension Plan and the Pension Restoration Plan, and estimated Social Security survivor benefits, as applicable. The DB SERP Benefits reflected in column (e) represent the first of three equal installments.

The DB SERP Benefit for Mr. Hupfer represents the first of three installments which was paid to Mr. Hupfer in December, 2011, related to his retirement on June 1, 2011.

(3)	Because of the manner in which the pre-2004 permanent life insurance coverage (described on page 32) was structured, the premiums and tax gross-ups for Mr. Sanders and Mr. Hupfer will end at the later of age 65 or December 31, 2014. To make the structure of the CEO’s coverage more cost effective (and to make more of the premiums and gross-ups tax deductible), the premiums and gross-ups are scheduled to end at age 79 (or at death if earlier).

The present value of the remaining estimated future premiums and related tax gross-ups projected to these dates are $2,176,121 for Mr. DeLoach, $226,851 for Mr. Sanders and $59,201 for Mr. Hupfer. Messrs Saunders, Colyer and Tiede do not participate in the pre-2004 permanent life insurance program.

Premiums paid by the Company on behalf of officers for Executive Term Life insurance policies, as described in the Compensation Discussion and Analysis will be continued until the later of the officers’ attainment of age 65 or the officers’ retirements from the Company. The present values of the remaining estimated future premiums are $90,526 for Mr. DeLoach, $28,487 for Mr. Saunders, $196,612 for Mr. Sanders, $51,076 for Mr. Colyer, and $98,418 for Mr. Tiede. No future term life premiums are payable for Mr. Hupfer, due to his retirement.

(4)	The closing price on December 31, 2011 was below the SSARs grant price, so no value would have been realized.

(5)	Unvested SSARs will immediately vest only in the case of involuntary termination within two years of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder. Had this occurred on December 31, 2011, the closing price was below the grant price of the SSARs, so no value would have been realized.

(6)	Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested PCSUs will vest at Target on a prorata basis.

(7)	Upon consummation of a Change in Control that meets the criteria of Internal Revenue Code (“IRC”) Section 409A and the regulations thereunder, all unvested RSUs will vest on a prorata basis.

(8)	Mr. Tiede is not eligible to participate in the Pension Restoration Benefit and the DB SERP Benefit.

Treatment of Nonqualified Deferred Compensation Upon Certain Terminations or Change in Control

Except for the amounts accrued under the DC SERP, the amounts that would have been paid to each NEO with respect to nonqualified deferred compensation had death, disability, retirement or any other termination of employment occurred on December 31, 2011, are set forth in column (f) of the Nonqualified Deferred Compensation table and the method of determining the benefits payable and payment arrangements are described in the narrative following that table. Since Messrs Saunders, Colyer and Tiede are not vested in the DC SERP, those amounts would be forfeited.

DIRECTOR COMPENSATION

Employee directors do not receive any additional compensation for serving on the Board of Directors. Compensation for non-employee directors is summarized below.

For 2011, non-employee directors received a quarterly cash retainer of $12,500. In addition, the directors received quarterly deferred stock equivalent units valued at $21,250. The number of deferred stock equivalent units received is calculated by dividing $21,250 by the closing stock price on the first business day of each calendar quarter. The deferred stock equivalent units accrue dividend equivalents and must be held until six months following termination of Board service, and will be issued in shares of Sonoco common stock. Directors must elect to receive these deferred share distributions in one, three or five annual installments.

Board members also received a fee of $1,500 for each Board of Directors and each committee meeting attended. Committee chairs received a quarterly committee chair retainer. The Audit Committee chair received a committee chair retainer of $3,750 per quarter. The Executive Compensation Committee chair received a committee chair retainer of $3,125 per quarter. The Financial Policy, Corporate Governance and Nominating, and Employee/Public Responsibility Committee chairs each received a committee chair retainer of $2,500 per quarter. Based on national surveys of director compensation and an independent study of peer packaging companies, the Board of Directors approved a quarterly retainer of $5,000 for the newly created Lead Director effective February 2012.

Directors may elect to defer a portion of their cash retainer or other fees into deferred stock equivalent units or into an interest-bearing account. The interest-bearing account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high quality bond index listed on the preceding December 15. For 2011, the interest rate was 6.04%. Deferrals into stock equivalent units are converted into phantom stock equivalents as if Sonoco shares were actually purchased. The deferred stock equivalent units accrue dividend equivalents, and are issued in shares of Sonoco common stock. Issuance of shares will commence six months following termination of Board service. Directors must elect to receive these deferred distributions in one, three or five annual installments.

No director had a compensation arrangement that differed from the program described above.

The following table sets forth information regarding the compensation earned by each non-employee director who served on our Board of Directors in 2011.

2011 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($) (c)		Total ($) (d)
J.L. Coker	$68,000	$85,000		$153,000
P. L. Davies	74,000	85,000		159,000
C.C. Fort (Resigned 6/25/11)	51,000	42,500		93,500
J.R. Haley	72,530	-0-	(2)	72,530
E.H. Lawton, III	74,000	85,000		159,000
J.E. Linville	85,500	85,000		170,500
J.M. Micali	102,000	85,000		187,000
J.H. Mullin, III	97,750	85,000		182,750
L.W. Newton	68,000	85,000		153,000
M.D. Oken	95,000	85,000		180,000
P.R. Rollier	74,000	85,000		159,000
T.E. Whiddon	84,750	85,000		169,750

(1)	Mr. Micali elected to defer his cash retainer ($50,000) and his meeting fees ($42,000) into a market rate interest account as described above. Mr. Rollier elected to defer his cash retainer ($50,000) and his meeting fees ($24,000) into a market rate interest account as described above.

(2)	Mr. Haley joined the Board on July 20, 2011. New directors are not permitted to start deferrals until the January following election to the Board; therefore Mr. Haley had no deferrals in 2011.

The table below shows the amount of 2011 compensation deferred by each director into Sonoco Stock Equivalent Units and the payout schedule elected.

Director	Deferred Into Sonoco Stock Equivalent Units(1)		Payout Schedule Election in Years
J.L. Coker	$85,000		1
P.L. Davies	85,000		1
C.C. Fort (Resigned 6/25/11)	42,500		3
J.R. Haley	-0-	(2)	N/A
E.H. Lawton, III	85,000		5
J.E. Linville	85,000		5
J.M. Micali	85,000		1
J.H. Mullin, III	85,000		1
L.W. Newton	85,000		1
M.D. Oken	85,000		1
P.R. Rollier	85,000		3
T.E. Whiddon	85,000		1

(1)	Mandatory deferrals of stock awards ($85,000) for each director were made in four equal increments of $21,250 on 01/03/2011, 04/01/2011, 07/01/2011 and 10/03/2011.

(2)	Mr. Haley joined the Board on July 20, 2011. New directors are not permitted to start deferrals until the January following election to the Board; therefore Mr. Haley had no deferrals in 2011.

NON-EMPLOYEE DIRECTORS’ OUTSTANDING EQUITY AWARDS OR FEES DEFERRED INTO SONOCO STOCK EQUIVALENT UNITS AT FISCAL YEAR END (12/31/2011)

Name	Deferred Into Sonoco Stock Equivalent Units			Stock Options Number Of Shares(2)
	Number		Value(1)
J.L. Coker	13,795		$454,683	5,000
P.L. Davies	13,795		454,683	7,000
C.C. Fort (Resigned 6/25/11)	12,423		409,462	11,000
J.R. Haley	-0.0-	(3)	-0-	-0-
E.H. Lawton, III	12,546		413,516	-0-
J.E. Linville	12,546		413,516	6,000
J.M. Micali	20,219		666,418	11,000
J.H. Mullin, III	17,683		582,832	15,000
L.W. Newton	7,734		254,913	-0-
M.D. Oken	13,733		452,640	-0-
P.R. Rollier	10,130		333,885	-0-
T.E. Whiddon	13,795		454,683	13,000

(1)	Based on the December 31, 2011 closing price of $32.96 per share.

(2)	Since 2005, directors have not been granted stock options nor allowed to defer retainer or meeting fees into stock options.

(3)	Mr. Haley joined the Board on July 20, 2011. New directors are not permitted to start deferrals until the January following election to the Board; therefore Mr. Haley had no deferrals in 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management and our independent registered public accounting firm, PricewaterhouseCoopers, LLP (“PwC”), our audited financial statements for the year ended December 31, 2011. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”) as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and PCAOB Auditing Standard No. 5, (“An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements”). The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC such firm’s independence. The Committee has also reviewed the services provided by PwC discussed below, and has considered whether provision of such services is compatible with maintaining auditor independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

M.D. Oken (Chair), E.H. Lawton, III,

J.E. Linville, J.M. Micali, P.R. Rollier

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as our principal independent registered public accounting firm for 2011, and the Audit Committee has tentatively selected PwC to serve as our principal independent registered public accounting firm for 2012, pending agreement over the terms of their engagement.

Representatives of PwC will be present and available to answer appropriate questions at the Annual Meeting and may make a statement if they wish.

Fees Relating to Services Provided by PwC for 2011 and 2010

The following table sets forth a summary of PwC’s fees for professional services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2011 and 2010 and for other services rendered during 2011 and 2010 on our behalf.

Fee Category ($ in thousands)	2011	% of Total	2010	% of Total
Audit Fees	$3,181	64.6%	$2,777	70.3%
Audit-related Fees	471	9.6	160	4.1
Tax Fees	1,131	23.0	966	24.5
All Other Fees	138	2.8	46	1.1

Total Fees	$4,921	100.0%	$3,949	100.0%

Audit Fees:    Audit fees include fees for professional services rendered for the audit of our consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, and for the services that are normally provided by PwC in connection with statutory and regulatory filings or engagements. (Note that approximately 45% and 51% of the audit fees in 2011 and 2010, respectively, relate to audits outside of the United States with statutory audits performed in 27 countries in 2011 and 2010.) Audit fees also include services provided to us in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees:    Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, due-diligence and accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. The significant increase in “Audit- Related Fees” in 2011 is attributed to the acquisition of Tegrant Holding Corporation.

Tax Fees:    Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees for ongoing assistance with tax consulting and planning.

All Other Fees:    All other fees include fees for all services other than those reported above including organization reviews. Also reported under “all other fees” are the costs of seminars and software provided on a subscription basis.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee Chair is empowered to pre-approve PwC services between meetings, provided all such services are brought to the Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. The Committee also reviews and approves the estimated fees for the integrated audit. Specific pre-approval is required for all other services. These projects are reviewed quarterly, and the status of all such services is reviewed with the Committee. During 2011, all audit and permitted non-audit services were pre-approved by the Committee.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has tentatively selected PricewaterhouseCoopers LLP (“PwC”), to serve as our principal independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012, pending agreement over the terms of their engagement. You will be asked to ratify this selection at the Annual Meeting. PwC, or its predecessors, has audited our books and records for many years.

The Board of Directors recommends that you vote FOR the ratification of the selection of PwC, as our independent registered public accounting firm for the current year (assuming the Audit Committee and PwC, reach an agreement over the terms of their engagement).

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation programs are designed to attract, retain, and reward executives whose contributions support the Company’s long-term success by linking Company performance to executive compensation. These programs have been designed to ensure alignment of management’s actions with shareholder interests. Section 14A of the Securities Exchange Act of 1934 now requires that the shareholders be given the opportunity to vote on a separate advisory (non-binding) resolution to approve the compensation of our named executive officers, as we have described in the “Executive Compensation” section beginning on page 21. In response to the 2011 shareholder vote for an annual vote frequency, our practice of holding this vote annually will remain in effect at least until the next such shareholder advisory vote on frequency is held. Although the annual vote on the compensation of our named executive officers is an advisory (non-binding) vote, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote FOR the following advisory (non-binding) shareholder resolution approving executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN

We award long-term equity compensation to encourage achievement of our long-term financial and strategic goals by directly linking Company performance to executive compensation. We believe these awards are critical for attracting, motivating, and retaining a talented management team. Additionally, because the awards are only valuable to our executives if our share price increases, they help align executive compensation with shareholder interests.

As of February 10, 2012, after the February 2012 awards, only 1,161,747 shares remained available for issuance pursuant to equity awards under our 2008 Long-Term Incentive Plan. Accordingly, on February 8, 2012, our Board of Directors adopted, and we are proposing that shareholders approve at the Annual Meeting, the 2012 Long-Term Incentive Plan (the “Plan”) to make additional shares available so that we can continue to make awards of equity compensation. As noted in the “Compensation Discussion and Analysis,” the Plan is substantially the same as the 2008 Plan, and, upon approval by shareholders, the Plan is intended to replace the 2008 Plan. Although there are many variables that impact how long the shares reserved for issuance under the new Plan will last, the Company currently estimates that the total number of shares requested under the new Plan will provide adequate shares for broad-based distribution over the next 3 to 4 years. The following is a summary of the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is included with this Proxy Statement as Exhibit 1.

Summary of the Plan

Purpose of the Plan.    The purpose of the Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the Plan.

Shares Available.    The maximum number of shares of Common Stock that are available for awards under the Plan (subject to the adjustment provisions described under “Adjustments upon Changes in Capitalization” below) is 10,500,000 shares of Common Stock, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to a stock option or stock appreciation right (“SAR”) granted after December 31, 2011 under our 2008 Long-Term Incentive Plan, 1991 Key Employee Stock Plan or our 1996 Non-Employee Directors Stock Plan (collectively, the “Prior Plans”) and three and three tenths (3.3) shares of Common Stock for every one (1) share of Common Stock that was subject to an award other than an option or SAR granted after December 31, 2011 under the Prior Plans. Any shares of Common Stock that are subject to options or SARs granted under the Plan shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to awards other than options or SARs granted under the Plan shall be counted against this limit as three and three tenths (3.3) shares of Common Stock for every one (1) share of Common Stock granted. After the Effective Date, no awards may be granted under the Prior Plans.

If any shares of Common Stock subject to an award under the Plan or, after December 31, 2011, any shares of Common Stock subject to an award under the Prior Plans, are forfeited, expire or are settled for cash, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration or cash settlement. The shares of Common Stock will be added back as (i) one (1) share for every share of Common Stock if the shares were subject to options or SARs granted under the Plan or under the Prior Plans and (ii) as three and three tenths (3.3) shares for every share of Common Stock if the shares were subject to awards other than options or SARs granted under the Plan or under the Prior Plans. The following shares of Common Stock will not be added to the shares authorized for grant as described above: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by us to satisfy tax withholding with respect to awards of options or SARs, (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise and (iv) shares repurchased in the open market by us with the proceeds from the exercise of an option.

Shares of Common Stock under awards made under the Plan in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine (“Substitute Awards”), do not reduce the maximum number of shares that are available for awards under the Plan. In addition, if a company acquired by us or a subsidiary, or with which we or a subsidiary combine, has shares remaining available under a pre-existing plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the Plan and will not reduce the maximum number of shares of Common Stock that are available for awards under the Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination.

The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) is 10,500,000 shares.

Eligibility.    Options, SARs, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the Plan. Options may be either incentive stock options, or nonstatutory stock options. Awards may be granted under the Plan to any employee, any non-employee member of the Board of Directors, and any consultant or advisor who is a natural person and provides services to us or a subsidiary, other than in connection with the offer and sale of our securities in a capital-raising transaction or as a market maker for our securities; provided, incentive stock options may be granted only to our employees.

Awards to be Granted to Certain Individuals and Groups.    Under standards currently set for grants under the 2012 plan, as of February 7, 2012, approximately 900 employees and non-employee directors would have been eligible to participate in the Plan had it been effective. The Executive Compensation Committee of the Board of Directors (the “Committee”), in its discretion, selects the persons to whom awards may be granted, determines the type of awards, determines the times at which awards will be made, determines the number of shares subject to each such award (or the dollar value of certain performance awards), and determines the other terms and conditions relating to the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular person in the future.

Limits on Awards to Participants.    The Plan provides that no participant may be awarded in any 36-month period options or SARs to purchase more than 2,000,000 shares of Common Stock, or earn restricted stock awards, restricted stock unit awards, performance awards or other share based awards that are intended to be “performance-based compensation” under Section 162(m) of the Code with respect to more than 500,000 shares for each 12 months in the vesting or performance period. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance-based awards denominated in cash that are intended to be “performance-based compensation” under Section 162(m) of the Code is $5,000,000. The dollar value of a cancelled award will continue to count against the $5,000,000 limit.

Administration.    The Plan will be administered by the Committee (or a subcommittee) which shall consist of at least two members of the Board of Directors, each of whom must qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange, to the extent required by such rules. The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the Plan. The Committee may (i) delegate to a committee of one or more directors the right to make awards and to cancel or suspend awards and otherwise take action on its behalf under the Plan (to the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules of the New York Stock Exchange), and (ii) to the extent permitted by law, and within the parameters set by the Committee, authorize an executive officer or a committee of executive officers to designate employees who are not directors or executive officers to be recipients of awards, to determine the number of shares subject to awards to be received by such employees, and to cancel or suspend awards to such employees.

Stock Options.    The Committee may grant either non-qualified stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of Common Stock covered by a stock option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted (except for Substitute Awards). Fair market value of the Common Stock is generally equal to the closing price for the Common Stock on the New York Stock Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported) (except for Substitute Awards). As of February 7, 2012, the closing price of the Common Stock as reported on the New York Stock Exchange was

$32.61 per share. The Plan provides other methods for determining fair market value if the Common Stock is not listed on the New York Stock Exchange.

The Plan permits payment of the purchase price of stock options to be made by cash or cash equivalents, shares of Common Stock previously acquired by the participant, any other form of consideration approved by the Committee and permitted by applicable law (including withholding of shares of Common Stock that would otherwise be issued on exercise), or any combination thereof. Options granted under the Plan expire no later than 10 years from the date of grant, except (i) in the event of the participant’s death or disability, or (ii) if, on the last day of the term, exercise of the option (other than an incentive stock option) is prohibited by applicable law, or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition, black-out period or lock-up agreement).

Stock Appreciation Rights.    The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted (except for Substitute Awards). The term of an SAR may be no more than 10 years from the date of grant (except (i) in the event of the participant’s death or disability, or (ii)) if on the last day of the term the exercise of the SAR is prohibited by applicable law or the holder cannot purchase or sell shares of Common Stock due a “black-out period” under the Company’s insider trading policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be automatically extended for a 30-day period from the end of the prohibition, black-out period or lock-up agreement). SARs are subject to terms and conditions set by the Committee, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services.

Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price. Payment may be made in cash, shares of our Common Stock or other property, or any combination thereof, as the Committee may determine. Shares issued upon the exercise of SARs are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.    Restricted stock awards may be issued either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of Common Stock granted, and any conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Except for substitute awards, awards of restricted stock that vest solely on continued employment will have a minimum vesting period of three years (which may be pro rata), except in the case of death, disability, retirement, a change in control, termination of service or special circumstances determined by the Committee, such as achievement of performance objectives. Grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation are not required to have a minimum vesting period. The minimum vesting period requirements do not apply to restricted stock awards or restricted stock unit awards to directors or consultants or advisors. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares and the right to receive cash dividends and share and property distributions on the shares (subject to the requirements for dividends on restricted stock that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Restricted Stock Unit Awards.    Awards of restricted stock units having a value equal to an identical number of shares of Common Stock may be granted either alone or in addition to other awards granted under the Plan, and are also available as a form of payment of performance awards granted under the Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component (subject to the same vesting limitations discussed above for restricted stock awards). The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any cash dividends and share and other property distributed with respect to the award will be subject to the same restrictions as the award (subject to the requirements for dividend equivalents on restricted stock units that vest on the attainment of performance goals as described under “Dividends; Dividend Equivalents” below).

Other Share-Based Awards.    The Plan also provides for the award of shares of Common Stock and other awards that are valued by reference to Common Stock or other property (“Other Share-Based Awards”). Such awards may be granted alone or in addition to other awards under the Plan. Other Share-Based Awards may be paid in cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, subject to the same vesting limitations discussed above for restricted stock awards.

Performance Awards.    Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The minimum performance period under a performance award is 12 months and the maximum performance period is five years.

Performance Criteria.    At the Compensation Committee’s discretion, performance goals for restricted stock awards, restricted stock units, performance awards or other share-based awards may be based on the attainment of specified levels of one or more of the criteria set forth in the Plan. The performance goals also may be based solely by reference to our performance or the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon our performance relative to the performance of other companies or upon comparisons of any of the indicators of our performance relative to the indicators of performance of other companies. The Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Adjustments to Awards Subject to Performance Criteria.    The Committee may make downward, but not upward, adjustments with respect to any amount payable pursuant to any restricted stock award, restricted stock unit award, performance award or other share-based payment award that is subject to performance criteria and is intended to be treated as performance-based compensation under Section 162(m) of the Code. The Committee may not waive achievement of performance goals for such awards, except in the case of death, disability or as otherwise determined by the Committee in special circumstances.

Dividends; Dividend Equivalents.    Awards other than options and SARs may, if determined by the Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of Common Stock covered by an award. The Committee may provide that such amounts will be deemed to have been reinvested in additional shares of Common Stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

No Repricing.    The Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below, or in connection with a change in control of the Company) unless stockholder approval is obtained. For purposes of the Plan, a “repricing” means a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the Plan if the exercise price or grant price of the option or SAR is greater than the fair market value of the Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules.

Nontransferability of Awards.    No award under the Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Amendment and Termination.    The Plan may be amended or terminated by the Board of Directors except that stockholder approval is required for any amendment to the Plan which increases the number of shares of Common Stock available for awards under the Plan, expands the types of awards available under the Plan, materially expands the class of persons eligible to participate in the Plan, permits the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the plan prohibiting reductions in the exercise price of SARs or options after the date of grant and prohibiting canceling any option or SAR in exchange for cash or another award, increases the maximum term of options and SARs, increases the limits on shares subject to awards or the dollar value payable with respect to performance awards, or takes any action with respect to an option or SAR that may be treated as a repricing under New York Stock Exchange rules. No amendment or termination may materially impair a participant’s rights under an award previously granted under the Plan without the written consent of the participant.

The Plan will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Adjustments upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our Common Stock or the value thereof, appropriate adjustments to the Plan and awards will be made as the Committee determines to be equitable and appropriate, including adjustments in the number and class of shares of stock available for awards under the Plan, the number, class and exercise or grant price of shares subject to awards outstanding under the Plan, and the limits on the number of awards that any person may receive.

Termination of Employment.    The Committee will determine and set forth in the award agreement whether any awards will continue to be exercisable, continue to vest or be earned, and the terms of such exercise, vesting, or earning on and after the date the participant ceases to be employed by, or to otherwise provide services to, us, whether by reason of death, disability, voluntary or involuntary termination of employment or service, or otherwise.

Federal Income Tax Consequences

The following discussion summarizes certain United States federal income tax considerations of awards under the Plan. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the tax consequences for any particular individual.

Stock Options.    A participant does not realize ordinary income on the grant of a stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income equal to the excess of the fair market value of the shares over the option exercise price. The cost basis of the shares of Common Stock acquired for capital gain treatment is their fair market value at the time of exercise. Upon exercise of an incentive stock option, if no disposition of the shares is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the incentive stock option; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gain treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise. For purposes of the alternative minimum tax, an incentive stock option is taxed in the year of exercise if the stock is substantially vested in that year.

Stock Appreciation Rights.    No ordinary income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares of Common Stock or other property received upon the exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards.    The participant will not realize ordinary income on the grant of a restricted stock award (or a performance award if the shares of Common Stock are issued on grant), but will realize ordinary income when the shares subject to the award become vested in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant will not realize any additional taxable income when the shares become vested.

The grant of restricted stock units is likely an unfunded, unsecured promise to pay under Treasury regulations, such that the participant will not realize ordinary income on the grant of such restricted stock unit award (or a performance award under which shares of Common Stock are not issued on grant), but will realize ordinary income when the shares subject to the award are issued to the participant after they become vested. The amount of ordinary income will be equal to the excess of (i) the fair market value of the shares on the date they are issued over (ii) the purchase price, if any, paid for the award.

Upon disposition of shares of Common Stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant will realize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount realized as ordinary income upon grant (or vesting) of the shares.

Company Tax Deduction.    We generally will be entitled to a tax deduction in connection with an award under the Plan, subject to the provisions of Section 162(m) of the Code, in an amount equal to the ordinary income realized by a participant and at the time the participant realizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the next three most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m), the annual compensation paid to any of these executives will be deductible to the extent that it does not exceed $1,000,000 or if the compensation is treated as “performance-based compensation” under Section 162(m) of the Code. Compensation attributable to stock options and SARs under the Plan should qualify as performance-based compensation if the awards are made by the Committee and the exercise or grant price of the award is no less than the fair market value of the Common Stock on the date of grant. Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards should qualify as performance-based compensation if (i) the compensation is approved by the Committee, (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and (iii) the Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Approval

In order to be approved, the Plan requires the affirmative vote of a majority of the total votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal.

The Board of Directors recommends that you vote FOR the approval of the 2012 Long-Term Incentive Plan.

Equity Compensation Plan Information

The following table sets forth aggregated information about the Company’s compensation plans (2008 LTIP, 1991 Key Employee Stock Plan and the 1996 Non-Employee Directors’ Stock Plan) under which equity securities of the Company are authorized for issuance as of December 31, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,928,968	(1)	$29.58	(2)	3,154,693
Equity compensation plans not approved by security holders	–		–		–
Total	6,928,968	(1)	$29.58	(2)	3,154,693

(1)	Consists of outstanding (i) options and stock appreciation rights (“SARs”) to purchase 4,909,455 shares of common stock (ii) deferred compensation stock units covering an aggregate of 194,778 shares of common stock and (iii) 1,824,735 shares to be issued pursuant to restricted stock units (“RSUs”) made under Sonoco’s equity compensation plans.

(2)	Reflects the weighted average exercise price of options and SARs only.

The number of securities remaining available for future issuance in column (c) above will no longer be available for future grants if the 2012 Long-Term Incentive Plan is approved by the shareholders.

As of December 31, 2011, there were 4,909,455 stock options and SARs outstanding with a weighted-average exercise price of $29.58 and a weighted-average term of 3.2 years and 194,778 deferred compensation stock units and 1,824,735 shares to be issued pursuant to RSUs made under Sonoco’s equity compensation plans. As of December 31, 2011, there were 3,154,693 shares remaining available for future issuance under the 2008 Long-Term Incentive Plan (no shares remained available for future issuance under Sonoco’s other equity compensation plans).

The following table sets forth the number of stock options, SARs and time-based RSUs granted by the Company in the years ended December 31, 2011, 2010 and 2009. In addition, the table provides the number of shares of common stock issued following the vesting of earned performance-contingent RSUs and the weighted average number of shares of common stock outstanding in the year indicated.

Year	Number of Options/ SARs Granted	Number of Time-Based RSUs Granted	Number of Shares of Common Stock Issued Following Vesting of Earned Performance- Contingent RSUs	Weighted Average Number of Shares of Common Stock Outstanding
2011	607,800	54,335	407,933	101,071,000
2010	708,300	40,793	97,489	101,599,000
2009	871,050	63,651	82,977	100,780,000

INCORPORATION BY REFERENCE

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed filed with the Securities and Exchange Commission or incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

References to our Web site address throughout this Proxy Statement are for information purposes only or to satisfy requirements of the New York Stock Exchange or the Securities and Exchange Commission and are not intended to incorporate our Web site by reference into this Proxy Statement.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2013, you must submit the proposal to the Secretary of the Company in writing by February 3, 2013. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2013, you must be sure the Secretary of the Company receives your written proposal by November 10, 2012. All shareholder proposals must comply with the requirements of our bylaws. The proxy agents, on proxies solicited on behalf of the Board of Directors, will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive by January  31, 2013.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have begun delivering a single copy of the Annual Report to multiple shareholders sharing one address unless we received contrary instructions from one or more of the shareholders at such address. Upon oral or written request to Sonoco Products Company, c/o Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 USA, (866) 509-5584, Continental Stock Transfer and Trust Company will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above and ask them to send you separate copies. If you are still currently receiving multiple copies of the Annual Report for multiple shareholders at your address and would prefer to receive a single copy in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above, and ask them to send a single copy to your address.

ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 18, 2012

Sonoco’s 2011 Annual Report and 2012 Proxy Statement are available via the Internet at:

http://www.cstproxy.com/sonoco/2012

As a shareholder of record, you can elect to receive future Annual Reports and Proxy Statements, as well as quarterly financial and other shareholder information, electronically. Instructions are provided on the voting site if you vote via the Internet. Instructions also are provided if you electronically access your shareholder account, and you are not already receiving your Annual Meeting materials electronically. If you select electronic receipt, you will be notified via email by Continental Stock Transfer and Trust Company, our transfer agent, as to when the information will be available for your access. Your election to receive information electronically will remain in effect until you notify Continental Stock Transfer and Trust Company in writing (to Sonoco Products Company, c/o Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 USA) or by telephone (at 866-509-5584) that you wish to resume paper delivery by mail of these materials. If you own Sonoco shares through a broker or a bank, please contact that institution regarding instructions about receiving Annual Meeting materials and other financial information electronically.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any business that will be presented for consideration at the meeting other than as stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

To assure your representation at the meeting, please vote by telephone (if you live in the United States), via the Internet or mark, sign, date and return your proxy card or broker voting instruction form as promptly as possible. Please sign exactly as your name appears on the accompanying proxy.

Ritchie L. Bond

Secretary

March 9, 2012

Exhibit 1

SONOCO PRODUCTS COMPANY

2012 LONG-TERM INCENTIVE PLAN

Sonoco Products Company (the “Company”), a South Carolina corporation, hereby establishes and adopts the following 2012 Long-Term Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.	“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3.	“Board” shall mean the Board of Directors of the Company.

2.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.	“Committee” shall mean the Executive Compensation Committee of the Board or a subcommittee thereof formed by the Executive Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.6.	“Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.	“Director” shall mean a non-employee member of the Board.

2.8.	“Dividend Equivalents” shall have the meaning set forth in Section 11.5.

2.9.	“Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.

“Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be (i) the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported); (ii) if the Shares are not then listed on the New York Stock Exchange, on such other U.S. principal securities exchange on which the Shares are listed; (iii) if the Shares are not listed on the New York Stock Exchange, or any other U.S. securities exchange, but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; and (iv) if the Shares are neither listed on the New York Stock Exchange or any other U.S. securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, for purposes of determining the Fair Market Value of a Share under Section 6.2(a) on the date of exercise of a Stock Appreciation Right, Fair Market Value shall mean, if the Company is listed on the New York Stock Exchange (or the Shares are traded on any other securities exchange), the current market price of the Shares on the New York Stock Exchange (or such other securities exchange) at the time of exercise of the Stock Appreciation Right.

2.12.	“Limitations” shall have the meaning set forth in Section 10.5.

2.13.	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.	“Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15.	“Participant” shall mean an Employee or Director who receives an Award under the Plan.

2.16.	“Payee” shall have the meaning set forth in Section 12.2.

2.17.	“Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18.	“Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.	“Performance Period” shall mean the period established by the Committee of not less than twelve (12) months and not more than five (5) years during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.20.	“Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.	“Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.	“Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.23.	“Prior Plans” shall mean, collectively, the Company’s 1991 Key Employee Stock Plan, 1996 Non-Employee Directors Stock Plan and 2008 Long-Term Incentive Plan.

2.24.	“Restricted Stock” shall mean any Share issued pursuant to the Plan with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.	“Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26.	“Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any Dividend Equivalents with respect to such Awards (subject to Section 11.5), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.28.	“Shares” shall mean the shares of the Company’s no par value common stock.

2.29.	“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.30.	“Subsidiary” shall mean (i) with respect to incentive stock options (as defined in Section 5.7) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (ii) with respect to all other Awards, in addition to the corporations in clause (i), a corporation, partnership, limited liability company, joint venture or other entity in which the Company has a significant equity interest.

2.31.	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32.	“Vesting Period” shall have the meaning set forth in Section 7.1.

3. SHARES SUBJECT TO THE PLAN

3.1.	Number of Shares.

(a)	Subject to adjustment as provided in Section 11.2, a total of 10,500,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2011 from any of the Prior Plans and three and three tenths (3.3) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2011 under the Prior Plans. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three and three tenths (3.3) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 12.13), no awards may be granted under any Prior Plan.

(b)	If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2011 any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award, or, after December 31, 2011, an award under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for issuance under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or, after December 31, 2011, an option granted under the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights, or, after December 31, 2011, options or stock appreciation rights under the Prior Plans, and (iii) Shares subject to a Stock Appreciation Right, or, after December 31, 2011, a stock appreciation right under the Prior Plans, that are not issued in connection with their settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options, or, after December 31, 2011, options under the Prior Plans.

(c)

Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)	Any Share that again becomes available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Share was subject to an Option or Stock Appreciation Right granted under the Plan or option or stock appreciation right granted under the Prior Plans, and (ii) as three and three tenths (3.3) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.	Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1.	Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.	Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares, or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property, and other amounts payable with respect to an Award made under the Plan shall be deferred, either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner, and to the extent, that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)	Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing any action or determination specifically affecting or relating to an Award to a Director (i) shall be made by the Governance Committee of the Board and (ii) shall be subject to the prior approval of the Board with respect to the type of Award, the number of shares subject to the Award, the exercise price of, or amount payable for, the Award, and the vesting conditions for the Award.

(c)	To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may (i) delegate to a committee of one or more Directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company: (A) designate Employees (including officers) to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees, and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such executive officer(s) must specify the total number of Shares subject to Awards that such executive officer(s) may so award, and (y) the Committee may not authorize any executive officer to designate himself or herself as the recipient of an Award.

5. OPTIONS

5.1.	Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.	Award Agreements. All Options granted pursuant to this Article shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.	Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a change in control of the Company), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

5.4.	Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law, or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5.	Exercise of Options.

(a)	Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)	Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c)	Notwithstanding the foregoing, an Award Agreement may provide that, if on the last day of the term of an Option, the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6.	Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.	Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 10,500,000 Shares, subject to adjustment as provided in Section 11.2.

6. STOCK APPRECIATION RIGHTS

6.1.	Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)	Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one (1) Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)	The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)	The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)	The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, an Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) a term not greater than ten (10) years except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e)	An Award Agreement may provide that, if on the last day of the term of a Stock Appreciation Right, the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)	Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a change in control of the Company), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.	Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units.

7.2.	Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.

Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or

Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited, or (ii) be accumulated, and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.	Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary, and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a change in control of the Company or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

7.5.	Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book-entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1.	Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.	Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3.

Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a change in control of the Company or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company or a Subsidiary.

8.4.	Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1.	Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2.	Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.	Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.	Payment. Except as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1.

Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.	Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; new product sales; operating income (before or after taxes); pre-tax or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets, net assets, or net operating assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes (EBIT) or earnings before interest, taxes, depreciation and amortization (EBITDA)); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels (based on cash or days); operating margins, gross margins, EBIT margins, EBITDA margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures, productivity and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the performance of the Company relative to the performance of other companies, or upon comparisons of any of the indicators of Company performance relative to indicators of performance of other companies. The Committee may also exclude the impacts on any such measures related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, acquisitions, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.	Adjustments. Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant, or as otherwise determined by the Committee in special circumstances.

10.4.	Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.	Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 11.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 2,000,000 Shares or (ii) earn more than 500,000 Shares for each twelve (12) months in the vesting period or Performance Period with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is canceled, the canceled Award shall continue to be counted toward the applicable Limitation or, if applicable, the maximum dollar value in the preceding sentence.

11. GENERALLY APPLICABLE PROVISIONS

11.1.	Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the limitations set forth in Section 10.5. The Board may not (except pursuant to Section 11.2 or in connection with a change in control of the Company), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right, or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2.	Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations (other than to Awards denominated in cash), the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

11.3.	Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, descendants (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

11.4.	Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned, and the terms of such exercise, vesting or earning on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5.	Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

12. MISCELLANEOUS

12.1.	Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.2.	Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant or a Permitted Assignee thereof (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Payees to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Payee’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence) otherwise deliverable in connection with the Award.

12.3.

Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.

No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

12.4.	Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5.	Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a)	In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines, based on the results of the restatement, that a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

(b)	If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure policy, covenant, or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled, and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

12.6.	Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7.	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or any Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

12.8.	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.9.

Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, or any government regulatory agency, or impermissible under the rules of any exchange on which shares are listed, such unlawfulness, invalidity, unenforceability, or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid, unenforceable, or impermissible, then such unlawfulness, invalidity, unenforceability, or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable, or impermissible and the maximum payment or benefit that would not be unlawful, invalid, unenforceable, or impermissible shall be made or provided under the Plan.

12.10.	Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.11.	Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.12.	Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of South Carolina, without reference to principles of conflict of laws, and construed accordingly.

12.13.	Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will terminate except as to Awards then outstanding under the Plan provided, however, in no event may an incentive stock be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.14.	Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

12.15.

Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.16.	No Registration Rights; No Right to Settle in Cash. The Company has no obligation to participants to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) the issuance of any Shares upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that (x) any offer or issuance of any Award, (y) any issuance of Shares upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

12.17.	Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.18.	Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Sonoco Products Company

As a shareholder of Sonoco Products Company, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 17, 2012.

Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒
The Board of Directors recommends a vote FOR items 1, 2, 3 and 4.

	FOR ALL	FOR ALL EXCEPT	WITHHOLD FOR ALL
1. To elect five members to the Board of Directors.	☐	☐	☐

Nominees:	Three-Year Term:		One-Year Term 05 J.R. Haley
	01 P.L. Davies 02 H.E. DeLoach, Jr.	03 E.H. Lawton, III 04 J.E. Linville
(Instructions: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the nominee(s) name(s) on the following blank line.)

*For All Except

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for the Company for the year ended December 31, 2012.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. To approve the advisory resolution on Executive Compensation.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. To approve the 2012 Long-Term Incentive Plan.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE		☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2012.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.cstproxy.com/sonoco/2012

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Barry L. Saunders, Vice President and Chief Financial Officer, or Ritchie L. Bond, Vice President, Treasurer and Secretary, as proxy agent, each with the power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 17, 2012 at the Annual Meeting of Shareholders to be held on April 18, 2012, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, TO RATIFY THE SELECTION OF PWC LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND TO APPROVE THE 2012 LONG-TERM INCENTIVE PLAN.

This card also constitutes voting instructions to the plan Trustee for shares of Sonoco Products Company held in the Sonoco Products Company Savings Plan. You may direct the Trustee how to vote your shares as indicated on this card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued, and to be marked, dated and signed, on the other side)